EXHIBIT 3.4

            ARTICLES OF AMENDMENT TO THE SECOND AMENDED AND RESTATED
                 ARTICLES OF INCORPORATION OF MCI WORLDCOM, INC.
                 -----------------------------------------------

                                       1.

            The name of the corporation is MCI WORLDCOM, Inc. (the
"Corporation").

                                       2.

            Effective the date hereof, Article One of the Corporation's Second Amended and Restated Articles of Incorporation, as amended, is amended, in its entirety, to read as follows:

                                       ONE

                        The name of this corporation is WorldCom, Inc. This
            corporation is referred to hereinafter as the "Corporation."

                                       3.

            All other provisions of the Second Amended and Restated Articles of Incorporation, as previously amended, shall remain in full force and effect.

                                       4.

            The foregoing amendment was approved and adopted on April 28, 2000 by the Board of Directors of the Corporation in accordance with the provisions of Section 14-2-1002 of the Georgia Business Corporation Code. Shareholder action was not required.

            IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed by its duly authorized officer as of May 1, 2000.


                                 MCI WORLDCOM, INC.


                                 By:   /s/ Bernard J. Ebbers
                                     -------------------------------------
                                     Bernard J. Ebbers, President

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                 ARTICLES OF AMENDMENT TO THE SECOND AMENDED AND
            RESTATED ARTICLES OF INCORPORATION OF MCI WORLDCOM, INC.
            --------------------------------------------------------

                                       1.

            The name of the corporation is MCI WORLDCOM, Inc. (the
"Corporation").

                                       2.

            Effective the date hereof, the Corporation's Second Amended and Restated Articles of Incorporation, as amended, is further amended to add a new Article Seven A to read in its entirety as follows:

                                     SEVEN A

            A series of the class of authorized preferred stock, par value $.01 per share, of the Corporation is hereby created having the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, as are set forth on Exhibit D.

                                       3.

            All other provisions of the Second Amended and Restated Articles of Incorporation, as previously amended, shall remain in full force and effect.

                                       4.

            The foregoing amendment was approved and duly adopted by the Board of Directors of the Corporation on September 9, 1999, in accordance with the provisions of Sections 14-2-602 and 14-2-1002 of the Georgia Business Corporation Code. Shareholder action was not required.

            IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed by its duly authorized officer this 1st day of October, 1999.

                                     MCI WORLDCOM, INC.

                                     By:   /s/ Bernard J. Ebbers
                                         ---------------------------------
                                         Bernard J. Ebbers, President

                 ARTICLES OF AMENDMENT TO THE SECOND AMENDED AND
            RESTATED ARTICLES OF INCORPORATION OF MCI WORLDCOM, INC.
            --------------------------------------------------------

                                       1.

            The name of the corporation is MCI WORLDCOM, Inc. (the
"Corporation").

                                       2.

            Effective the date hereof, Section A of Article Four of the Corporation's Second Amended and Restated Articles of Incorporation is amended, in its entirety, to read as follows:

                  A. Common Stock. The authorized voting common stock of the
            Corporation is five billion (5,000,000,000) shares, par value $.01 per share.

                                       3.

            Effective the date hereof, Section 1 of Exhibit C of the Second Amended and Restated Articles of Incorporation is amended, in its entirety, to read as follows:

            Section 1. Designation and Amount.

            There shall be a series of the Preferred Stock which shall be designated as the "Series 3 Junior Participating Preferred Stock," par value $.01 per share, and the number of shares constituting such series shall be 5,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series 3 Junior Participating Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Company.

                                       4.

            All other provisions of the Second Amended and Restated Articles of Incorporation, as previously amended, shall remain in full force and effect.

                                       5.

            The amendment in Article 2, above, was duly approved by the shareholders of the Corporation in accordance with the provisions of Section 14-2-1003 of the Georgia Business Corporation Code and adopted on May 20, 1999.

                                       6.

            The amendment in Article 3, above, was approved and adopted by the Board of Directors of the Corporation in accordance with the provisions of
Section 14-2-1002 of the Georgia Business Corporation Code. Shareholder action was not required.

            IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed by its duly authorized officer this 20th day of May, 1999.


                               MCI WORLDCOM, INC.


                               By:   /s/ Bernard J. Ebbers
                                   --------------------------------
                                   Bernard J. Ebbers, President

                              ARTICLES OF AMENDMENT
                                     TO THE
                           SECOND AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                OF WORLDCOM, INC.

                                       1.

            The name of the corporation is WorldCom, Inc. (the "Corporation").

                                       2.

            Effective the date hereof, Article One of the Corporation's Second Amended and Restated Articles of Incorporation is amended, in its entirety, to read as follows:

                                       ONE

            The name of this corporation is MCI WORLDCOM, Inc. This corporation is referred to hereinafter as the "Corporation."

                                       3.

            All other provisions of the Second Amended and Restated Articles of Incorporation shall remain in full force and effect.

                                       4.

            The foregoing amendment was approved and adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 14-2-1002 of the Georgia Business Corporation Code. Shareholder action was not required.

            IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed by its duly authorized officer this 14th day of September, 1998.

                                     WORLDCOM, INC.

                                        /s/ Bernard J. Ebbers
                                     -----------------------------------
                                     Bernard J. Ebbers, President

              SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                                 WORLDCOM, INC.

                                       ONE

            The name of this corporation is WORLDCOM, INC. This corporation is referred to hereinafter as the "Corporation."

                                       TWO

            The Corporation shall have perpetual duration.

                                      THREE

            The Corporation has been organized as a corporation for profit pursuant to the Georgia Business Corporation Code, for the purpose of engaging in any lawful activities whatsoever.

                                      FOUR

      A. Common Stock. The authorized voting common stock of the Corporation is two billion five hundred million (2,500,000,000) shares, par value $.01 per share.

      B. Preferred Stock. The authorized preferred stock of the Corporation is fifty million (50,000,000) shares, par value $.01 per share. The Corporation, acting by its board of directors, without action by the shareholders, may, from time to time by resolution and upon the filing of such certificate or articles of amendment as may be required by the Georgia Business Corporation Code as then in effect, authorize the issuance of shares of preferred stock in one or more series, determine the preferences, limitations and relative rights of the class or of any series within the class, and designate the number of shares within that series.

                                      FIVE

            A series of the class of authorized preferred stock, par value $.01 per share, of the Corporation is hereby created having the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, as are set forth on Exhibit A.

                                       SIX

            A series of the class of authorized preferred stock, par value $.01 per share, of the Corporation is hereby created having the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, as are set forth on Exhibit B.

                                      SEVEN

            A series of the class of authorized preferred stock, par value $.01 per share, of the Corporation is hereby created having the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, as are set forth on Exhibit C.

                                      EIGHT

            Subject to the provisions of Article THIRTEEN, each share of common stock of the Corporation shall have unlimited voting rights and shall be entitled to receive the net assets of the Corporation upon dissolution, except as express1y provided herein. The preferred stock of the Corporation shall have such voting rights as are set forth in Exhibits A, B or C hereto or in the certificate or articles of amendment filed to authorize the issuance of shares of preferred stock in one of more series and as are provided by law.

                                      NINE

            Shareholders shall not have the preemptive right to acquire unissued shares of the Corporation.

                                       TEN

            No director of the Corporation shall be liable to the Corporation or to its shareholders for monetary damages for breach of duty of care or other duty as a director, except for liability (i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation; (ii) for acts or omissions which involve intentional misconduct or a knowing violation of the law; (iii) for the types of liability set forth in section 14-2-832 of the Revised Georgia Business Corporation Code; or (iv) for any transaction from which the director received an improper personal benefit. If the Georgia Business Corporation Code is amended to authorize corporate action further limiting the personal liability of directors, then the liability of a director of the Corporation shall be limited to the fullest extent permitted by the Georgia Business Corporation Code, as so amended. Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to the time of such repeal or modification.

                                     ELEVEN

            (a) In addition to the requirements of the provisions of any series of preferred stock which may be outstanding, and whether or not a vote of the shareholders is otherwise required, the affirmative vote of the holders of not less than seventy percent (70%) of the Voting Stock shall be required for the approval or authorization of any Business Transaction with a Related Person, or any Business Transaction in which a Related Person has an interest (other than only a proportionate interest as a shareholder of the corporation); provided, however, that the seventy percent (70%) voting requirement shall not be applicable if (i) the Business Transaction is Duly Approved by the Continuing Directors, or (ii) all of the following conditions are satisfied:

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            (i) the aggregate amount of cash and the fair market value of the property, securities or other consideration to be received per share (on the date of effectiveness of such Business Transaction) by holders of capital stock of the corporation (other than such Related Person) in connection with such Business Transaction is at least equal in value to such Related Person's Highest Stock Price;

            (ii) the consideration to be received by holders of capital stock of the Corporation in connection with such Business Transaction is in (a) cash, or (b) if the majority of the shares of any particular class or series of stock of the Corporation as to which the Related Person is the Beneficial Owner shall have been acquired for a consideration in a form other than cash, in the same form of Consideration used by the Related Person to acquire the largest number of shares of such class or series of stock;

            (iii) after such Related Person has become a Related Person and prior to the consummation of such Business Transaction, such Related Person shall not have become the Beneficial Owner of any additional shares of capital stock of the Corporation or securities convertible into capital stock of the Corporation, except (i) as a part of the transaction which resulted in such Related Person becoming a Related Person or (ii) as a result of a pro rata stock dividend or stock split;

            (iv) prior to the consummation of such Business Transaction, such Related Person shall not have, directly or indirectly, except as Duly Approved by the Continuing Directors (i) received the benefit (other than only a proportionate benefit as a shareholder of the corporation) of any loans, advances, guarantees, pledges or other financial assistance or tax credits or tax advantages provided by the Corporation or any of its subsidiaries, (ii) caused any material change in the Corporation's business or equity capital structure, including, without limitation, the issuance of shares of capital stock of the Corporation, or other securities convertible into or exercisable for such shares, or (iii) caused the Corporation to fail to declare and pay at the regular date therefor quarterly cash dividends on the outstanding capital stock of the Corporation entitled to receive dividends, on a per share basis at least equal to the cash dividends being paid thereon by the Corporation immediately prior to the date on which the Related Person became a Related Person; and

            (v) a proxy or information statement describing the proposed Business Transaction and complying with the requirements of the Securities Exchange Act of 1934, as amended (the "Act"), and the rules and regulations thereunder (or any subsequent provisions replacing the Act or such rules or regulations) shall be mailed to shareholders of the Corporation at least thirty (30) days prior to the consummation of such Business Transaction (whether or not such proxy or information statement is required to be mailed pursuant to the Act and such rules and regulations or subsequent provisions).

            (b) For the purpose of this Article ELEVEN:

            (i) The term "Affiliate", used to indicate a relationship to a specified person, shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person.

            (ii) The term "Associate", used to indicate a relationship with a specified person, shall mean (A) any corporation, partnership or other organization of which such specified person is an officer or partner, (B) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar fiduciary capacity, (C) any relative or spouse of such specified person who has the same home as such specified person or who is a director or officer of the corporation or any of its subsidiaries, and
      (D) any person who is a director, officer or partner of such specified person or of any corporation (other than the corporation or any wholly-owned subsidiary of the corporation), partnership or other entity which is an Affiliate of such specified person.

            (iii) The term "Beneficial Owner" shall be defined by reference to Rule 13d-3 under the Act as in effect on September 15, 1993; provided, however, that any individual, corporation, partnership, group, association or other person or entity which has the right to acquire any capital stock of the corporation having voting power at any time in the future, whether such right is contingent or absolute, pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed the Beneficial Owner of such capital stock.

            (iv) The term "Business Transaction" shall mean: (A) any merger, share exchange or consolidation involving the Corporation or a subsidiary of the Corporation; (B) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of related transactions), including, without limitation, a mortgage, pledge or any other security device of all or any Substantial Part of the assets either of the Corporation or of a subsidiary of the Corporation; (C) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of related transactions) of all or any Substantial Part of the assets of any entity to the Corporation or a subsidiary of the Corporation; (D) the issuance, sale, exchange, transfer or other disposition (in one transaction or a series of related transactions) by the Corporation or a subsidiary of the Corporation of any securities of the Corporation or any subsidiary of the Corporation in exchange for cash, securities or other property, or a combination thereof, having an aggregate fair market value of $15 million or more; (E) any merger, share exchange or consolidation of the Corporation with any of its subsidiaries or any similar transaction in which the Corporation is not the survivor and the charter or certificate or articles of incorporation of the consolidated or surviving Corporation do not contain provisions substantially similar to those in this Article ELEVEN; (F) any recapitalization or reorganization of the Corporation or any reclassification of the securities of the Corporation (including, without limitation, any reverse stock split) or other transaction that would have the effect of increasing the voting power of a Related Person or reducing the number of shares of each class of voting securities outstanding; (G) any liquidation, spin-off, split-off, split-up or dissolution of the Corporation; and (H) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Transaction or having a similar purpose or effect.

            (v) The term "Continuing Director" shall mean a director who either was a member of the Board of Directors of the Corporation on September 15, 1993, or who became a director of the Corporation subsequent to such date and whose election or nomination for election by the Corporation's shareholders was Duly Approved by the Continuing Directors then on the Board, either by a specific vote or by approval of the proxy statement issued by the Corporation on behalf of the Board of Directors in which such person is named as nominee for director; provided, however, that in no event shall a director be considered a "Continuing Director" if such director is a Related Person and the Business Transaction to be voted upon is with such Related Person or is one in which such Related Person has an interest (other than only a proportionate interest as a shareholder of the Corporation).

            (vi) The term "Duly Approved by the Continuing Directors" shall mean an action approved by the vote of at least a majority of the Continuing Directors then on the Board; provided, however, that if the votes of such Continuing Directors in favor of such action would be insufficient to constitute an act of the Board of Directors (if a vote by the entire Board of Directors were to have been taken), then such term shall mean an action approved by the unanimous vote of the Continuing Directors so long as there are at least three (3) Continuing Directors on the Board of Directors at the time of such unanimous vote.

            (vii) The term "Fair Market Value", in the case of stock, means the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not on such Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith.

            (viii) The term "Highest Stock Purchase Price" shall mean the greatest of the following:

            (A) the highest amount of consideration paid by a Related Person for a share of capital stock of the Corporation (including any brokerage commissions, transfer taxes and soliciting dealers' fees) in the transaction which resulted in such Related Person becoming a Related Person or within two years prior to the first public announcement of the Business Transaction (the "Announcement Date"), whichever is higher; provided, however, that the Highest Stock Purchase Price calculated under this subsection (A) shall be appropriately adjusted to reflect the occurrence of any reclassification, recapitalization, stock-split, reverse stock-split or other similar corporate readjustment in the number of outstanding shares of capital stock of the

Corporation between the last date upon which such Related Person paid the Highest Stock Purchase Price up to the effective date of the merger, share exchange or consolidation or the date of distribution to shareholders of the Corporation of the proceeds from the sale of substantially all of the assets of the Corporation referred to in subparagraph (i) of Section (a)(ii) of this Article ELEVEN;

            (B) the Fair Market Value per share of the respective classes and series of stock of the Corporation on the Announcement Date;

            (C) the Fair Market Value per share of the respective classes and series of stock of the Corporation on the date that the Related Person becomes a Related Person;

            (D) if applicable, the Fair Market Value per share determined pursuant to subsection (b)(viii)(B) or (C) of this Article ELEVEN, whichever is higher, multiplied by the ratio of (i) the highest price per share (including any brokerage commissions, transfer taxes or soliciting dealers' fees and adjusted for any subsequent stock dividends, splits, combinations, recapitalizations, reclassifications or other such reorganizations) paid to acquire any shares of such respective classes and series Beneficially owned by the Related Person within the two years prior to the Announcement Date, to (ii) the Fair market value per share (adjusted for any subsequent stock dividends, splits, combinations, recapitalizations, reclassifications or other such reorganizations) of shares of such respective classes and series on the first day in the two-year period ending on the Announcement Date on which such shares Beneficially owned by the Related Person were acquired; or

            (E) the amount per share of any preferential payment to which holders of shares of such respective classes and series are entitled in the event of a liquidation, dissolution or winding up of the Corporation.

            (ix) The term "Preferred Stock" shall mean each class or series of capital stock which may from time to time be authorized in or by these Second Amended and Restated Articles of Incorporation (as amended from time to time) which is not designated as "Common Stock."

            (x) The phrase "property, securities or other consideration to be received", for the purpose of subparagraph (i) of Section (a)(ii) of this Article ELEVEN and in the event of a merger in which the corporation is the surviving corporation, shall include, without limitation, common stock of the Corporation retained by its shareholders (other than such Related Person).

            (xi) The term "Related Person" shall mean and include (A) any individual, corporation, partnership, group, association or other person or entity which, together with its Affiliates and Associates, is the Beneficial Owner of not less than ten percent (10%) of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote or was the Beneficial Owner of not less than ten percent (10%) of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote (x) at the time the definitive agreement providing for the Business Transaction (including any amendment thereof) was entered into, (Y) at the time a resolution approving the Business

      Transaction was adopted by the Board of Directors of the Corporation, or
      (z) as of the record date for the determination of shareholders entitled to notice of and to vote on or consent to the Business Transaction, and
      (B) any Affiliate or Associate of any such individual, Corporation, partnership, group, association or other person or entity; provided, however, and notwithstanding anything in the foregoing to the contrary, that the term "Related Person" shall not include the Corporation, a more than 90% owned subsidiary of the Corporation, any employee stock ownership or other employee benefit plan of either the Corporation or any more than 90% owned subsidiary of the Corporation, or any trustee of or fiduciary with respect to any such plan when acting in such capacity.

            (xii) The term "Substantial Part" shall mean more than twenty percent (20%) of the total assets of the entity in question, as reflected on the most recent consolidated balance sheet of such entity existing at the time the shareholders of the Corporation would be required to approve or authorize the Business Transaction involving the assets constituting any such Substantial Part.

            (xiii) The term "Voting Stock" shall mean all outstanding shares of capital stock of the Corporation whose holders are present at a meeting of shareholders, in person or by proxy, and which entitle their holders to vote generally in the election of directors, and considered for the purpose of this Article ELEVEN as one class.

            (c) For the purpose of this Article ELEVEN, so long as Continuing Directors constitute at least two-thirds (2/3) of the entire Board of Directors of the Corporation, the Board of Directors shall have the power to make a good faith determination, on the basis of information known to them, of (i) the number of shares of Voting Stock of which any person is the Beneficial Owner,
(ii) whether a person is a Related Person or is an Affiliate or Associate of another, (iii) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of Beneficial Owner herein, (iv) whether the assets subject to any Business Transaction constitute a Substantial Part, (v) whether any Business Transaction is with a Related Person or is one in which a Related Person has an interest (other than only a proportionate interest as a shareholder of the Corporation), (vi) whether a Related Person has, directly or indirectly, received the benefits or caused any of the changes referred to in subparagraph (iv) of clause (ii) of Section (a) of this Article ELEVEN, (vii) the fair market value of any consideration to be received in a Business Transaction and (viii) such other matters with respect to which a determination is required under this Article ELEVEN; and such determination by the Board of Directors shall be conclusive and binding for all purposes of this Article ELEVEN.

            (d) Nothing contained in this Article ELEVEN shall be construed to relieve any Related Person of any fiduciary obligation imposed by law.

            (e) The fact that any Business Transaction complies with the provisions of Section (a) of this Article ELEVEN shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Transaction or recommend its adoption or approval to the shareholders of the corporation.

            (f) Notwithstanding any other provisions of these Second Amended and Restated Articles of Incorporation or the Bylaws of the corporation (and notwithstanding that a lesser percentage may be permitted by law), the provisions of this Article ELEVEN may not be repealed or amended, directly or indirectly in any respect, unless such action is approved by the affirmative vote of the holders of not less than seventy percent (70%) of the Voting Stock.

                                     TWELVE

            The Corporation shall indemnify a director against reasonable expenses and liability incurred by him, and shall advance expenses upon receipt from the director of the written affirmation and repayment authorization required by section 14-2-853 of the Georgia Business Corporation code, provided, however, that the Corporation shall not indemnify a director for any liability incurred by a director if he failed to act in a manner he believed in good faith to be in or not opposed to the best interests of the Corporation, or to have improperly received a personal benefit or, in the case of any criminal proceeding, if he had reasonable cause to believe his conduct was unlawful, or in the case of a proceeding by or in the right of the Corporation, in which he was adjudged liable to the Corporation, unless a court shall determine that the director is fairly and reasonably entitled to indemnification in view of all the circumstances, in which case the director shall be indemnified for reasonable expenses incurred.

                                    THIRTEEN

            (a) For purposes of this Article THIRTEEN, the following terms shall have the respective meanings specified below:

            (i) "Act" shall have the meaning set forth in paragraph (a)(ii)(v) of Article ELEVEN of these Second Amended and Restated Articles of Incorporation.

            (ii) "Beneficial owner" shall have the meaning set forth in paragraph (b)(iii) of Article ELEVEN of these Second Amended and. Restated Articles of Incorporation.

            (iii) "Closing Price" of a share of stock on any day means the highest closing sales price or bid quotation on the National Association of Securities Dealers, Inc. Automated Quotation System (including the National Market System) or any comparable system then in use, or if the class or series in question is quoted on a United States securities exchange registered under the Act, the reported closing sales price or, in case no such sale takes place, the average of the reported closing bid and asked price on such exchange, or, if no such prices or quotations are available, the fair market value on the day in question as determined by the Board of Directors in good faith.

            (iv) "Communications Act" shall mean the Communications Act of 1934, 47 U.S.C. 151 et seq., as amended.

            (v) "Communications Laws" shall mean the Communications Act and the regulations promulgated by the Federal Communications Commission pursuant thereto, including any amendments thereof or successor or replacement provisions thereto.


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

            (vi) "Fair Market Value" of a share of stock shall mean the average Closing Price for such share for each of the forty-five (45) most recent days during which shares of stock of such class or series shall have been traded preceding the day on which notice of redemption shall have been given pursuant to paragraph (iv) of Section (e) of this Article THIRTEEN; provided, however, that if shares of stock of such class or series are not traded on any securities exchange or in the over-the-counter market, "Fair Market Value" shall be determined by the Board of Directors in good faith; and provided, further, however, that "Fair Market Value" as to any stockholder who purchases any stock subject to redemption within one hundred twenty (120) days prior to a Redemption Date shall not (unless otherwise determined by the Board of Directors) exceed the purchase price paid for such shares.

            (vii) "Foreign Citizen" shall mean any of the following:

            (A) any alien;

            (B) any foreign government;

            (C) any representative of an alien or a foreign government; or

            (D) any corporation organized under the laws of any country other than the United States; and

            (E) any other Person falling within a class of Persons identified from time to time in the Communications Laws, including without limitation
Section 310 of the Communications Act, as being within a class of Persons whose ownership of stock of a corporation holding station licenses referenced in Title III of the Communications Act is limited to a maximum percentage.

            (viii) "Permitted Percentage" shall mean twenty percent (20%), or such other percentage as may from time to time be specified by the Communications Laws as the maximum percentage of capital stock of a corporation holding licenses referenced in Section 310 of the Communications Act that may be owned by Foreign Citizens.

            (ix) "Person" shall mean an individual, partnership, corporation, trust or other entity.

            (x) "Redemption Date" shall mean the date fixed by the Board of Directors for the redemption of any shares of stock of the Corporation pursuant to Section (e) of this Article THIRTEEN.

            (xi) "Redemption Securities" shall mean any debt or equity securities of the Corporation, any Subsidiary or any other corporation, or any combination thereof, having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to the Corporation), has a value, at the time notice of redemption is given pursuant to paragraph (d) of Section 5 of this Article THIRTEEN, at least equal to the Fair Market

      Value of the shares to be redeemed pursuant to this Article THIRTEEN (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).

            (b) It is the policy of the Corporation that Foreign Citizens should own of record or Beneficially Own, directly or indirectly, individually or in the aggregate, no more than the Permitted Percentage of its from time to time outstanding shares of capital stock. If at any time Foreign Citizens, directly or indirectly, individually or in the aggregate, become the record owners or the Beneficial owners of more than the Permitted Percentage of the capital stock of the Corporation, then the Corporation shall have the power to take the actions prescribed in this Section (b) through Section (f) of this Article THIRTEEN. The provisions of this Article THIRTEEN are intended to assure that the Corporation remains in continuous compliance with the citizenship requirements of the Communications Laws. Any amendments to the Communications Laws relating to the citizenship of station license holders or their shareholders are deemed to be incorporated herein by reference. To the extent necessary to enable the Corporation to submit any proof of direct or indirect citizenship required by law or by contract with the United States government (or any agency thereof), the corporation may require the record holders and the Beneficial owners of capital stock to confirm their direct or indirect citizenship status from time to time, and dividends payable with respect to stock held by such record holder or owner by such Beneficial owner may, in the discretion of the Board of Directors, be withheld until confirmation of such citizenship status is received. The Board of Directors is authorized to take such actions or make such interpretations as it may deem necessary or advisable in order to implement the policy set forth in this Section (b) including, without limitation, causing any transfer, or attempted transfer, of any shares of stock of the Corporation, the effect of which would be to cause one or more Foreign Citizens to own of record or Beneficially Own more than the Permitted Percentage of the Corporation's capital stock, to be ineffective as against the Corporation, and not registering (or permitting its transfer agent to register) such transfer or purported transfer on the stock transfer records of the Corporation. In addition, neither the Corporation (even if the transfer agent shall have recognized such transfer) nor its transfer agent shall be required to recognize the transferee or purported transferee thereof as a shareholder of the Corporation for any purpose whatsoever except to the extent necessary to effect any remedy available to the Corporation under this Article THIRTEEN. A citizenship certificate may be required from all transferees (and from any recipient upon original issuance) of capital stock of the Corporation and, if such transferee (or recipient) is acting as a fiduciary or nominee for a record owner or a Beneficial Owner, such Beneficial Owner or record owner, and registration of transfer (or original issuance) may be denied upon refusal to furnish such certificate.

            (a) If on any date (including any record date) the number of shares of capital stock that is owned of record or Beneficially Owned, directly or indirectly, by Foreign Citizens is in excess of the Permitted Percentage of all outstanding capital stock of the Corporation (such number of shares herein referred to as the "Excess Shares"), the Corporation shall identify a number of shares owned of record or Beneficially Owned, directly or indirectly, by Foreign Citizens equal to the number of Excess Shares. The determination of the Corporation as to those shares that constitute the Excess Shares shall be conclusive. Shares deemed to constitute such Excess Shares (so long as such excess exists) shall not be accorded any voting rights and shall not be deemed to be outstanding for purposes of determining the vote required on any matter properly brought before the shareholders of the Corporation for a vote thereon. The Corporation shall (so long as such excess exists) withhold the payment of dividends and the sharing in any other distribution (upon liquidation or otherwise) in respect of the Excess Shares. At such time as the Permitted Percentage is no longer exceeded, full voting rights shall be restored to any shares previously deemed to be Excess Shares and any dividends or distribution with respect thereto that have been withheld, without interest thereon, shall be due and paid solely to the record holders of such shares at the time the Permitted Percentage is no longer exceeded.

            (b) Subject to the provisions of any resolution of the Board of Directors creating any series of preferred stock or any other class of stock which has a preference over common stock with regard to dividends or upon liquidation, and subject to the procedures in the series of preferred stock of the Corporation referenced in Articles FIVE, SIX and SEVEN hereof, the Excess Shares shall be subject to redemption at any time by the Corporation by action of the Board of Directors. The terms and conditions of such redemption shall be as follows:

            (i) the redemption price of the shares to be redeemed pursuant to this Article THIRTEEN shall be equal to the Fair Market Value of such shares or such other redemption price as required by pertinent state or federal law pursuant to which the redemption is required;

            (ii) the redemption price of such shares may be paid in cash, Redemption Securities or any combination thereof;

            (iii) if less than all the Excess Shares are to be redeemed, the shares to be redeemed shall be selected in such manner as set forth in Section (c) of this Article THIRTEEN or as otherwise determined by the Board of Directors;

            (iv) at least thirty (30) days' written notice of the Redemption Date shall be given to the record holders of the Excess Shares selected to be redeemed (unless waived in writing by any such holder) provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for Excess Shares to be redeemed;

            (v) from and after the Redemption Date or such earlier date as mandated by pertinent state or federal law, any and all rights of whatever nature, which may be held by the record holder of Excess Shares selected for redemption (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares), shall cease and terminate and they shall thenceforth be entitled only to receive the cash or Redemption Securities payable upon redemption; and

            (vi) such redemption shall be upon such other terms and conditions as the Board of Directors shall determine.

            (c) In determining the direct or indirect citizenship of owners of record or Beneficial Owners or their transferees of its capital stock, the Corporation may rely on the stock transfer records of the Corporation and the citizenship certificates given by Beneficial Owners or owners of record or their transferees or any recipients (in the case of original issuance) (in each case whether such certificates have been given on their own behalf or on behalf of others) to prove the citizenship of such owners of record, Beneficial Owners, transferees or recipients of such capital stock. The determination of the direct or indirect citizenship of owners of record, Beneficial owners and their transferees of such capital stock may also be subject to proof in such other way or ways as the Corporation may deem reasonable. The Corporation may at any time require proof of citizenship, in addition to the citizenship certificates, of the record owner or Beneficial Owner or proposed transferees of shares of the Corporation's capital stock, and the payment of dividends may be withheld, and any application for transfer of ownership on the stock transfer records of the Corporation may be refused, until such additional proof is submitted.

            (d) Each provision of this Article THIRTEEN is intended to be severable from every other provision. If any provision contained in this Article THIRTEEN is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of any other provision of this Article THIRTEEN shall not be affected, and this Article THIRTEEN shall be construed as if the provision held to be invalid, illegal or unenforceable had never been contained therein.

            The provisions of Article FOUR, Section A of these Second Amended and Restated Articles of Incorporation were duly approved by the shareholders of the Corporation in accordance with the provisions of Sections 14-2-1007 and 14-2-1003 of the Georgia Business Corporation Code on the 20th day of December, 1996.

            These Second Amended and Restated Articles of Incorporation were duly adopted and authorized by the Board of Directors of the Company on November 20, 1996.

            IN WITNESS WHEREOF, WORLDCOM, INC. has caused its duly authorized officer to execute these Second Amended and Restated Articles of Incorporation as of this 30th day of December, 1996.

                                 WORLDCOM, INC.

                                 By:   /s/ Bernard J. Ebbers
                                     -------------------------------------
                                     Name:  Bernard J. Ebbers
                                     Title: President and Chief Executive
                                              Officer

ATTEST:

/s/ Scott D. Sullivan
-------------------------
Name:  Scott D. Sullivan
Title: Secretary

STATE OF MISSISSIPPI      )
                          )       SS.
CITY OF JACKSON           )

            I, Deborah A. Blackwell, a notary public, do hereby certify that on this 30th day of December, 1996, personally appeared before me Bernard J. Ebbers who, being by me first duly sworn, declared that he is the President of WorldCom, Inc., that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.

[SEAL]                    /s/ Deborah A. Blackwell
                          -----------------------------
                          Notary Public

My Commission Expires:

                  10-4-97

Series A 8% Cumulative Convertible Preferred Stock

            1. Designation. The designation of this Series shall be Series A 8% Cumulative Convertible Preferred Stock. The number of shares of this Series shall be 94,992. The liquidation value of shares of this Series shall be $3,350.00 per share.

            2. Dividends

            (a) The holders of shares of this Series shall be entitled to receive, when, as and if declared by the Board of Directors of WorldCom, Inc. (the "Company") out of funds legally available therefor, cumulative preferential dividends from the issue date of such shares, at the rate per share of $268.00 per annum or $67.00 per quarter, and no more, payable quarterly for each share of this Series, payable in arrears on each February 28, May 31, August 31 and November 30, respectively (each such date being hereinafter referred to as a "Dividend Payment Date") or, if any Dividend Payment Date is not a business day, then the Dividend Payment Date shall be the next succeeding business day; provided, however, that with respect to any dividend period during which a redemption occurs, the Company may, at its option, declare accrued dividends to, and pay such dividends on, the redemption date, in which case such dividends would be payable on the redemption date in shares of the Common Stock of the Company, par value $.0l per share (the "Common Stock"), to the holders of the shares of this Series as of the record date for such dividend payment and such accrued dividends would not be included in the calculation of the related Call Price (as hereinafter defined). Each dividend on the shares of this Series shall be payable to holders of record as they appear on the stock books of the Company on such record dates as shall be fixed by the Board of Directors. The first dividend payment of $67.00 shall be for the period from the date of issuance of shares of this Series to and including February 27, 1997 and shall be payable on February 28, 1997. Dividends (or amounts equal to accrued and unpaid dividends) payable on the shares of this Series for any period other than a quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30day months. At the election of the Board of Directors of the Company, dividends may be paid in cash or in shares of Common Stock. In the event the Board of Directors of the Company elects to pay a dividend in shares of Common Stock, the number of shares of Common Stock to be issued on the Dividend Payment Date will be determined by dividing the total dividend to be paid on each share of this Series by 90% of the average of the average of the high and low sales prices of the Common Stock as reported on the Nasdaq National Market for each of the ten consecutive Trading Days (as hereinafter defined) immediately preceding the fifth business day preceding the record date for such dividend.

            Dividends on the shares of this Series shall accrue (whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared) on a daily basis from the previous Dividend Payment Date, except that the first dividend shall accrue from the date of issuance of the shares of this Series. Dividends accumulate to the extent they are not paid on the Dividend Payment Date for the quarter for which they accrue ("Accumulated Unpaid Dividends"). Accumulated Unpaid Dividends shall not bear interest.

            (b) No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of this Series or Parity Stock (as hereinafter defined) for any dividend period unless all dividends for all past dividend periods have been declared and paid upon, or declared and a sufficient sum set apart for the payment of such dividends upon, all shares of this Series and Parity Stock outstanding other than the Exchange Preferred (as hereinafter defined).

            (c) Unless full cumulative dividends on all outstanding shares of this Series and (to the extent that the amount thereof shall have become determinable) any outstanding shares of Parity Stock due for all past dividend periods shall have been declared and paid, or declared and a sufficient sum for the payment thereof set apart, then, subject to the rights of holders of shares of previously issued series of Preferred Stock: (i) no dividend (other than a dividend payable solely in Junior Stock (as hereinafter defined)) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Junior Stock; (ii) no other distribution shall be made upon any shares of Junior Stock; (iii) no shares of Junior Stock or any other series of Preferred Stock shall be purchased, redeemed or otherwise acquired for cash or other property of the Company (excluding shares of Junior Stock or Exchange Preferred) by the Company or by any Subsidiary; and (iv) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition for value of any shares of Junior Stock by the Company or any Subsidiary.

            (d) Any dividend payment made on shares of this Series shall be distributed pro rata to the holders entitled thereto and be credited first against the earliest accrued but unpaid dividend due with respect to shares of this Series.

            3. Voting Rights.

                  (a) The holders of shares of this Series shall have the right with the holders of Common Stock to vote in the election of directors of the Company and upon each other matter coming before any meeting of the shareholders of the Company on the basis of ten votes for each such share held. The holders of shares of this Series and the holders of Common Stock shall vote together as a single class except as otherwise set forth herein or as otherwise provided by law or by the Second Amended and Restated Articles of Incorporation of the Company.

                  (b) The approval of more than two-thirds of the votes entitled to be cast by the holders of the outstanding shares of this Series (voting separately as a class), shall be required for the adoption of any amendment to the Second Amended and Restated Articles of Incorporation that materially adversely changes the rights, preferences or privileges of the shares of this Series.

                  (c) The holders of the outstanding shares of this Series shall also have the right, voting together with the holders of any other outstanding shares of Voting Preferred Stock (as hereinafter defined) as a separate voting group, to elect two members of the Board of Directors of the Company at any time six or more quarterly dividends on any shares of Voting Preferred Stock shall be in arrears and unpaid, in whole or in part, whether or not declared and whether or not any funds shall be or have been legally available for payment thereof. For this purpose, "Voting Preferred Stock" shall mean the shares of this Series and each other series of Preferred Stock which shall have substantially similar voting rights (including voting as one voting group with other shares of Voting Preferred Stock) with respect to the election of directors upon substantially similar arrearages of dividends. In such event, the number of Directors of the Company shall be increased by two, and, unless a regular meeting of the shareholders of the Company is to be held within 60 days thereof for the purpose of electing Directors, within 30 days thereafter, the Company shall call a special meeting of the holders of the outstanding shares of Voting Preferred Stock for the purpose of electing such Directors to take place at the time specified in the notice of the meeting, to be not more than 60 days after such holders become so entitled to elect two Directors and not less than 10 days nor more than 50 days after the date on which such notice is mailed. If such special meeting shall not have been so called by the Company, or such regular meeting shall not be so held, a special meeting may be called for such purpose at the expense of the Company by the holders of not less than 10% of the outstanding shares of any series of Voting Preferred Stock; and notice of any such special meeting shall be given by the person or persons calling the same to the holders of the outstanding shares of the Voting Preferred Stock by first-class mail, postage prepaid, at their last address as shall appear on the stock transfer records of the Company. At any such special meeting the holders of the outstanding shares of Voting Preferred Stock (voting separately as a class with each share having one vote) shall elect two members of the Board of Directors of the Company. If a regular meeting of the shareholders of the Company for the purpose of electing Directors is to be held within 60 days after the time the holders of the outstanding shares of Voting Preferred Stock become so entitled to elect two Directors, then the holders of the outstanding shares of Voting Preferred Stock shall be given notice thereof in the same manner as other shareholders of the Company entitled to vote thereat; and at such regular meeting, the holders of the outstanding shares of Voting Preferred Stock (voting separately as a class with each share having one vote) shall elect two members of the Board of Directors. The right of the holders of the Voting Preferred Stock (voting separately as a class) to elect two members of the Board of Directors of the Company shall continue until such time as no dividends on any outstanding shares of Voting Preferred Stock are in arrears and unpaid, in whole or in part, at which time (i) the voting power of the holders of the outstanding shares of Voting Preferred Stock so to elect two Directors shall cease, but always subject to the same provisions of this subparagraph (c) for the vesting of such voting power upon the occurrence of each and every like arrearage of dividends, and (ii) the term of office of each member of the Board of Directors who was elected pursuant to this subparagraph (c) shall automatically expire.

            4. Redemptions and Conversions.

                  (a) Mandatory Conversion. On May 31, 1999 (the "Mandatory Conversion Date"), each outstanding share of this Series shall convert automatically (the "Mandatory Conversion") into shares of Common Stock at the Common Equivalent Rate (as hereinafter defined) in effect on the Mandatory Conversion Date and the right to receive, out of funds legally available therefor, an amount equal to all accrued and unpaid dividends on such share of this Series to the Mandatory Conversion Date, whether or not declared (payable in cash or in shares of Common Stock on the same basis as that used to determine dividends), subject to the right of the Company to redeem the shares of this Series on or after the Initial Redemption Date (as hereinafter defined) and prior to the Mandatory Conversion Date, as described below, and subject to the conversion of the shares of this Series at the option of the holder at any time prior to the Mandatory Conversion Date. Notwithstanding the foregoing, if the Mandatory Conversion Date occurs after a record date for a quarterly dividend and before the corresponding Dividend Payment Date, such dividend shall be paid, out of funds legally available therefor, on the Dividend Payment Date rather than on the Mandatory Conversion Date. The Common Equivalent Rate is initially four-hundred and twenty shares of Common Stock for each share of this Series. Dividends on the shares of this Series shall cease to accrue and such shares shall cease to be outstanding on the Mandatory Conversion Date. The Company shall make such arrangements as it deems appropriate for the issuance of certificates representing shares of Common Stock and for the payment (in cash or in shares of Common Stock, at the election of the Board of Directors of the Company) in respect of such accrued and unpaid dividends, if any, or cash in lieu of fractional shares, if any, in exchange for and contingent upon surrender of certificates representing the shares of this Series, provided that the Company shall give the holders of the shares of this Series such notice of any such actions as the Company deems appropriate and upon such surrender such holder, shall be entitled to receive such dividends declared and paid on such shares of Common Stock subsequent to the Mandatory Conversion Date. Amounts payable in cash in respect of the shares of this series or in respect of such shares of Common Stock shall not bear interest.

                  (b) Redemption by the Company.

                  (i) Right to Redeem. Shares of this Series are not redeemable by the Company prior to May 31, 1998 (the "Initial Redemption Date"). At any time and from time to time on or after the Initial Redemption Date and prior to the Mandatory Conversion Date, the Company shall have the right to redeem, in whole or in part, the outstanding shares of this Series. Upon any such redemption, the Company shall deliver to the holders of shares of this Series, in accordance with the provisions of these Articles of Amendment in exchange for each share so redeemed, a number of shares of Common Stock equal to (A) the Call Price (as hereinafter defined) in effect on the date of redemption, divided by
(B) the Current Market Price (as hereinafter defined) of the Common Stock determined as of the date which is one trading day prior to the public announcement of the redemption. The Call Price of each share of this Series is an amount equal to the sum of (X) $3,417.00 on and after the Initial Redemption Date through August 30, 1998, $3,400.25 on and after August 31, 1998 through November 29, 1998, $3,383.50 on and after November 30, 1998 through February 27, 1999, $3,366.75 on and after February 28, 1999 through April 29, 1999 and $3,350.00 on and after April 30, 1999 until the Mandatory Conversion Date plus
(Y) all accrued and unpaid dividends thereon to the date fixed for redemption. Notwithstanding the foregoing, if the date fixed for redemption occurs after a record date for a quarterly dividend and prior to the corresponding Dividend Payment Date, such dividend shall be paid, out of funds legally available therefor, on the Dividend Payment Date and the Call Price shall not include the amount of the dividend to be so paid. Dividends on the shares of this Series shall cease to accrue and such shares shall cease to be outstanding on the date fixed for redemption. A public announcement of any call for redemption shall be made prior to the mailing of the notice of such call to holders of shares of this Series as described below. If fewer than all the outstanding shares of this Series are to be redeemed, shares to be redeemed shall be selected by the Company from outstanding shares of this Series not previously redeemed by lot or pro rata (as nearly as may be practicable) or by any other method determined by the Board of Directors of the Company in its sole discretion to be fair and proper.

                  (ii) Current Market Price. As used in this subparagraph (b), the term "Current Market Price" per share of the Common Stock on any date of determination means the lesser of (X) the average of the average of the high and low sales prices of the Common Stock as reported on the Nasdaq National Market or any national securities exchange upon which the Common Stock is then listed, for each of the ten consecutive Trading Dates ending on and including such date of determination and (Y) the Closing Price (as hereinafter defined) of the Common Stock for such date of determination; provided, however, that, with respect to any redemption of shares of this Series if any event that results in an adjustment of the Common Equivalent Rate occurs during the period beginning on the first day of such ten-day period and ending on the applicable redemption date, the Current Market Price as determined pursuant to the foregoing shall be appropriately adjusted to reflect the occurrence of such event.

                  (iii) Notice of Redemption. The Company shall provide notice of any redemption of the shares of this Series to holders of record of the shares of this Series to be called for redemption not less than 15 nor more than 60 days prior to the date fixed for such redemption. Such notice shall be provided by mailing notice of such redemption first class postage prepaid, to each holder of record of shares of this Series to be redeemed, at such holder's address as it appears on the stock register of the Company; provided, however, that neither failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of this Series to be redeemed.

            Each such notice shall state, as appropriate, the following and may contain such other information as the Company deems advisable:

                  (A)   the redemption date;

                  (B) that all outstanding shares of this Series are to be redeemed or, in the case of a call for redemption of fewer than all outstanding shares of this Series, the number of such shares held by such holder to be redeemed;

                  (C) the Call Price, the number of shares of Common Stock deliverable upon redemption of each share of this Series to be redeemed and the Current Market Price used to calculate such number of shares of Common Stock;

                  (D) the place or places where certificates for such shares are to be surrendered for redemption; and

                  (E) that dividends on the shares of this Series to be redeemed shall cease to accrue on such redemption date (except as otherwise provided herein).

                  (iv) Deposit of Shares and Funds. The Company's obligation to deliver shares of Common Stock and provide funds upon redemption in accordance with this paragraph 4 shall be deemed fulfilled if, on or before a redemption date, the Company shall irrevocably deposit, with a bank or trust company, or an affiliate of a bank or trust company, having an office or agency in New York City and having a capital and surplus of at least

$50,000,000, or shall set aside or make other reasonable provision for the issuance of, such number of shares of Common Stock as are required to be delivered by the Company pursuant to this paragraph 4 upon the occurrence of the related redemption (and for the payment of cash in lieu of the issuance of fractional share amounts and accrued and unpaid dividends payable in cash, if any, on the shares to be redeemed as and to the extent provided by this paragraph 4). Any interest accrued on such funds shall be paid to the Company from time to time. Any shares of Common Stock or funds so deposited and unclaimed at the end of two years from such redemption date shall be repaid and released to the Company, after which the holder or holders of such shares of this Series so called for redemption shall look only to the Company for delivery of such shares of Common Stock or funds.

                  (v) Surrender of Certificates; Status. Each holder of shares of this Series to be redeemed shall surrender the certificates evidencing such shares (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state) to the Company at the place designated in the notice of such redemption and shall thereupon be entitled to receive certificates evidencing shares of Common Stock and to receive any funds or shares of Common Stock payable pursuant to this paragraph
(4) following such surrender and following the date of such redemption. In case fewer than all the shares represented by any such surrendered certificate are called for redemption, a new certificate shall be issued at the expense of the Company representing the unredeemed shares. If such notice of redemption shall have been given, and if on the date fixed for redemption shares of Common Stock and funds necessary for the redemption shall have been irrevocably either set aside by the Company separate and apart from its other funds or assets in trust for the account of the holders of the shares to be redeemed or converted (and so as to be and continue to be available therefor) or deposited with a bank or a trust company or an affiliate thereof as provided herein or the Company shall have made other reasonable provision therefor, then, notwithstanding that the certificates evidencing any shares of this Series so called for redemption or subject to conversion shall not have been surrendered, the shares represented thereby so called for redemption shall be deemed no longer outstanding, dividends with respect to the shares so called for redemption shall cease to accrue on the date fixed for redemption (except that holders of shares of this series at the close of business on a record date for any payment of dividends shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares following such record date and prior to such Dividend Payment Date) and all rights with respect to the shares so called for redemption shall forthwith after such date cease and terminate, except for the rights of the holders to receive the shares of Common Stock and funds, if any, payable pursuant to this paragraph (4) without interest upon surrender of their certificates therefor. Holders of shares of this Series that are redeemed shall not be entitled to receive dividends declared and paid on such shares of Common Stock, and such shares of Common Stock shall not be entitled to vote, until such shares of Common Stock are issued upon the surrender of the certificates representing such shares of this Series and upon such surrender such holders shall be entitled to receive such dividends declared and paid on such shares of Common Stock subsequent to such redemption date.

                  (c) Conversion at Option of Holder. Shares of this series are convertible, in whole or in part, at the option of the holder thereof, at any time prior to the Mandatory Conversion Date, unless previously redeemed, into shares of Common Stock at a rate of 344.274 shares of Common Stock for each share of this Series (the "Optional Conversion Rate")

(equivalent to a conversion price of $9.73 per share of Common Stock). The right to convert shares of this series called for redemption shall terminate at the close of business on the redemption date.

            Conversion of shares of this Series may be effected by delivering certificates evidencing such shares, together with written notice of conversion and a proper assignment of such certificates to the Company or in blank, to the office or agency to be maintained by the Company for that purpose (and, if applicable, payment by the Company of an amount, out of funds legally available therefor (in cash or in shares of Common Stock, at the election of the Company), equal to the dividend payable on such shares), and otherwise in accordance with conversion procedures established by the Company. Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the foregoing requirements shall have been satisfied. The conversion shall be at the Optional Conversion Rate in effect at such time and on such date.

            Holders of shares of this Series at the close of business on a record date for any payment of dividends shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion of such shares following such record date and prior to such Dividend Payment Date. The Company shall make no other payment or allowance for unpaid dividends, whether or not in arrears, on converted shares of this Series or for dividends or distributions on the shares of Common Stock issued upon such conversion.

            (d) Common Equivalent Rate and Optional Conversion Rate Adjustments. The Common Equivalent Rate and the optional conversion Rate also shall be subject to adjustment from time to time as provided below in this paragraph.

                  (i) If the Company shall:

                  (A) pay a dividend or make a distribution with respect to its Common Stock in shares of such stock,

                  (B) subdivide or split its outstanding shares of Common Stock into a greater number of shares,

                  (C) combine its outstanding shares of Common Stock into a smaller number of shares, or

                  (D) issue by reclassification of its shares of Common Stock any shares of Common Stock of the Company,

then, in any such event, the Common Equivalent Rate and the Optional Conversion Rate in effect immediately prior to such event shall each be adjusted so that the holder of any shares of this Series shall thereafter be entitled to receive, upon Mandatory Conversion or upon conversion at the option of the holder, the number of shares of Common Stock of the Company which such holder would have owned or been entitled to receive immediately following any event described above had such shares of this Series been converted immediately prior to such event or any record date with respect thereto. Such adjustment shall become effective at the opening of business on the business day next following the record date for determination of shareholders entitled to receive such dividend or distribution in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, split, combination or reclassification. Such adjustment shall be made successively.

                  (ii) If the Company shall, after the date hereof, issue rights or warrants to all holders of its Common Stock entitling them (for a period not exceeding forty-five days from the date of such issuance) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price of the Common Stock, then in each case the Common Equivalent Rate and Optional Conversion Rate shall each be adjusted by multiplying the Common Equivalent Rate and the Optional Conversion Rate, in effect immediately prior to the date of issuance of such rights or warrants, by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at such current market price (determined by multiplying such total number of shares by the exercise price of such rights or warrants and dividing the product so obtained by such current market price). Such adjustment shall become effective at the opening of business on the business day next following the record date for the determination of shareholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Common Equivalent Rate shall be readjusted to the Common Equivalent Rate which would then be in effect had the adjustments been made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock actually delivered. Such adjustment shall be made successively.

                  (iii) If the Company shall pay a dividend or make a
                        distribution to all holders of its Common Stock of evidences of its indebtedness, securities of a Subsidiary or other assets

                        (excluding any dividends or distributions referred to in clause (i) above or any cash dividends other than Extraordinary Cash Distributions (as hereinafter defined)) or shall issue to all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities (other than those referred to in clause (ii) above), then in each such case, the Common Equivalent Rate and the Optional Conversion Rate shall each be adjusted by multiplying the Common Equivalent Rate and the Optional Conversion Rate in effect on the record date mentioned below, by a fraction of which the numerator shall be the current market price per share of the Common Stock on the record date for the determination of shareholders entitled to receive such dividend or distribution, and of which the denominator shall be such current market price per share of Common Stock less the fair market value (as determined by the Board of Directors of the Company, whose good faith determination shall be conclusive, and described in a resolution adopted with respect thereto) as of such record date of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants applicable to one share of Common Stock. Such adjustment shall become effective on the opening of business on the business day next following the record date for the determination of shareholders entitled to receive such dividend or distribution. Such adjustment shall be made successively.

                  (iv) Any shares of Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock under clause (ii) above. For purposes of any computation under clause (ii) and (iii) above, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily Closing Prices for the thirty consecutive Trading Dates preceding the date in question; provided, however, if any event that results in an adjustment of the Common Equivalent Rate occurs during such thirty-day period, the current market price as determined pursuant to the foregoing shall be appropriately adjusted to reflect the occurrence of such event.

                  (v) The Company shall also be entitled to make upward adjustments in the Common Equivalent Rate, the Optional Conversion Rate and the Call Price, as the Board of

                        Directors in its good faith discretion shall determine to be advisable, in order that any stock dividends, subdivisions of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock (or any transaction which could be treated as any of the foregoing transactions pursuant to Section 305 of the Internal Revenue Code of 1986, as amended) hereafter made by the Company to its shareholders shall not be taxable.

                  (vi) In any case in which clause (iii) above shall require that an adjustment as a result of any event become effective at the opening of business on the business day next following a record date and the date fixed for conversion pursuant to subparagraph (4)(c) or redemption pursuant to subparagraph w(b) occurs after such record date, but before the occurrence of such event, the Company may in its sole discretion, elect to defer, until after the occurrence of such event, issuing to the holder of any converted or redeemed shares of this series the additional shares of Common Stock issuable upon such conversion or redemption over the shares of Common Stock issuable before giving effect to such adjustment.

                  (vii) All adjustments to the Common Equivalent Rate and the
                        Optional Conversion Rate shall be calculated to the nearest 1/1000th of a share of Common Stock (or if there is not a nearest 1/1000th of a share to the next lower 1/1000th of a share). No adjustment in the Common Equivalent Rate and the Optional Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustments.

            (e) Adjustment for Consolidation or Merger. In case of any consolidation or merger to which the Company is a party (other than a merger or consolidation in which the Company is the continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation remains unchanged), or in case of any sale or transfer to another corporation of the property of the Company as an entirety or substantially as an entirety, or in case of any statutory exchange of securities with another corporation (other than in connection with a merger or acquisition), proper provision shall be made so that each share of this Series shall, after consummation of such transaction, be subject to (i) conversion at the option of the holder into the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock into which such share of this Series might have been converted immediately prior to consummation of such transaction, (ii) conversion on the Mandatory Conversion Date into the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock into which such share of this Series would have been converted if the conversion on the Mandatory Conversion Date had occurred immediately prior to the date of consummation of such transaction, and (iii) redemption on any redemption date in exchange for the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock that would have been issuable at the Call Price in effect on such redemption date upon a redemption of such shares immediately prior to the consummation of such transaction, assuming that the public announcement of such redemption had been made on the last possible date permitted by the terms of this Series and applicable law; assuming in each case that such holder of shares of this Series failed to exercise rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon consummation of such transaction (provided that if the kind or amount of securities, cash or other property receivable upon consummation of such transaction is not the same for each non-electing share, then the kind and amount of securities, cash or other property receivable upon consummation of such transaction for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The kind and amount of securities into which the shares of this Series shall be convertible after the consummation of such transaction shall be subject to adjustment as described in the immediately preceding subparagraph 4(d) following the date of consummation of such transaction. The Company shall not, without the affirmative vote of more than the holders of two-thirds of all the outstanding shares of this Series, become a party to any such transaction unless the terms thereof are consistent with the foregoing.

            (f) Notice of Adjustments. Whenever the Common Equivalent Rate and optional Conversion Rate are adjusted as herein provided, the Company shall:

      (i) forthwith compute the adjusted Common Equivalent Rate and Optional Conversion Rate in accordance herewith and prepare a certificate signed by an officer of the Company setting forth the adjusted Common Equivalent Rate and the Optional Conversion Rate, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based, which certificate shall be conclusive, final and binding evidence of the correctness of the adjustment, and file such certificate forthwith with the transfer agent for the shares of this Series and the Common Stock; and

      (ii) mail a notice to the holders of the outstanding shares of this Series stating that the Common Equivalent Rate and the Optional Conversion Rate have been adjusted, the facts requiring such adjustment and upon which such adjustment is based and setting forth the adjusted Common Equivalent Rate and Optional Conversion Rate, such notice to be mailed at or prior to the time the Company mails an interim statement to its shareholders covering the fiscal quarter during which the facts requiring such adjustment occurred, but in any event within 45 days of the end of such fiscal quarter.

            (g) Notices. In case, at any time while any of the shares of this series are outstanding:

      (i) the Company shall declare a dividend (or any other distribution) on its Common Stock, excluding any cash dividends; or

      (ii) the Company shall authorize the issuance to all holders of its Common Stock of rights or warrants to subscribe for or purchase shares of its Common Stock or of any other subscription rights or warrants; or

      (iii) the Company shall authorize any reclassification of the Common Stock of the Company (other than a subdivision or combination thereof) or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required (except for a merger of the Company into a Subsidiary solely for the purpose of changing the corporate domicile of the Company to another state of the United States and in connection with which there is no substantive change in the rights or privileges of any securities of the Company other than changes resulting from differences in the corporate statutes of the then existing and the new state of domicile), or of the sale or transfer of all or substantially all of the assets of the Company; or

      (iv) there shall be commenced the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the shares of this Series, and shall cause to be mailed to the holders of shares of this Series at their last addresses as they shall appear on the stock register, at least 10 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (B) the date on which any such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property (including cash), if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. The failure to give or receive the notice required by this subparagraph (g) or any defect therein shall not affect the legality or validity of any such dividend, distribution, right or warrant or other action.

            (h) Effective Date of Conversions and Redemptions. The person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon any conversion or redemption shall be deemed to have become on the date of any such conversion or redemption the holder or holders of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the person or persons in whose name or names the certificate or certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding business day on which such stock transfer books are open.

            (i) No Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the redemption or conversion of any shares of this Series or in respect of any dividend paid in shares of Common Stock. In lieu of any fractional share otherwise issuable in respect of all the shares of this Series of any holder which are redeemed or converted on any redemption date or upon Mandatory conversion or any optional Conversion or in respect of any dividend paid in shares of Common Stock, the Company shall, at the election of the Company, either (i) sell such fractional share, as agent for the person entitled thereto, and distribute the proceeds of such sale, net of any discounts, commissions, fees or expenses associated with such sale, to such person, all in accordance with applicable rules under the Securities Act of 1933, as amended, or (ii) pay to the person entitled thereto an amount in cash equal to the current value of such fraction, calculated to the nearest one-hundredth (1/100) of a share, to be computed (x) if the shares of this Series are listed on any national securities exchange or the Nasdaq National Market, on the basis of the last sales price (or the quoted closing bid price if there shall have been no sales) of the shares of this Series on such exchange or the Nasdaq National Market (as the case may be) on the date of any such conversion or redemption or the date of payment of any such dividend, or
(y) if the shares of this Series are not so listed, on the basis of the mean between the closing bid and asked prices for the shares of this Series on the date of any such conversion or redemption or the date of payment of any such dividend, as reported by Nasdaq, or its successor, or (z) if the shares of this Series are not so listed and if there are no such closing bid and asked prices, on the basis of the fair market value per share as determined in good faith by the Board of Directors.

            (j) Reissuance. Shares of this Series that have been issued and reacquired in any manner, including shares purchased, exchanged, redeemed or converted, shall not be reissued as part of this Series and shall (upon compliance with any applicable provisions of the laws of the State of Georgia) have the status of authorized and unissued shares of the Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock.

            (k) Definitions. As used herein:

      (i) the term "business day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close or are closed because of a banking moratorium or otherwise;

      (ii) the term "Capital Stock" means any capital stock of any class or series (however designated) of the Company;

      (iii) the term "Closing Price" on any day shall mean the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way, in each case on the Nasdaq National Market or, if the Common Stock is not listed or admitted to trading on the Nasdaq National Market then on the principal national securities exchange on which the Common Stock is listed or admitted to trading (which shall be the national securities exchange on which the greatest number of shares of Common Stock has been traded during the five consecutive Trading Dates ending on and including the date of determination), or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of the Common Stock on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available as determined in good faith by the Board of Directors, on the basis of such relevant factors as it in good faith considers appropriate;

      (iv) the term "Exchange Preferred" means the Series B Convertible Preferred Stock of the Company.

      (v) the term "Extraordinary Cash Distributions" means, with respect to any cash dividend or distribution paid on any date, the amount, if any, by which all cash dividends and cash distributions on the Common Stock paid during the consecutive 12-month period ending on and including such date (other than cash dividends and cash distributions for which an adjustment to the Common Equivalent Rate and the Optional Conversion Rate was previously made) exceeds, on a per share of Common Stock basis, 10% of the average daily Closing Price of the Common Stock over such 12-month period;

      (vi) the term "Junior Stock" means any Capital Stock ranking as to dividends or as to rights in liquidation, dissolution or winding up of the affairs of the Company junior to the shares of this Series;

      (vii) the term "Parity Stock" means any Capital Stock ranking as to dividends or as to rights in liquidation, dissolution or winding up the affairs of the Company equally with the shares of this Series;

      (viii) the term "Subsidiary" means any corporation a majority of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries. For this purpose, the term "Voting Stock" means stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the board of directors (or other governing body) of such corporation, other than stock having such powers only by reason of the happening of a contingency;

      (ix) the term "Trading Date" shall mean a date on which the Nasdaq National Market (or any successor thereto) is open for the transaction of business.

            (l) Payment of Taxes. The Company shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on the redemption or conversion of shares of this Series pursuant to this paragraph 4; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any registration of transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the registered holder of shares of this Series redeemed or converted or to be redeemed or converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

            (m) Reservation of Common Stock. The Company shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock and/or its issued Common Stock held in its treasury, for the purpose of effecting any Mandatory Conversion of the shares of this Series or any conversion of the shares of this Series at the option of the holder, the full number of shares of Common Stock then deliverable upon any such conversion of all outstanding shares of this Series.

            5. Liquidation Rights.

            (a) In the event of the liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the holders of shares of this Series then outstanding, after payment or provision for payment of the debts and other liabilities of the Company and the payment or provision for payment of any distribution on any shares of the Company having a preference and a priority over the shares of this Series on liquidation, and before any distribution to the holders of the Common Stock, or any other stock ranking junior to the shares of this Series with respect to distributions upon liquidation, dissolution or winding up, shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, an amount per share of this Series equal to the greater of (i) the sum of (a) the liquidation value set forth in paragraph (1) above and (b) all accrued and unpaid dividends thereon to the date of liquidation, dissolution or winding up and (ii) the value of the shares of Common Stock into which such shares of this Series are convertible on the date of such liquidation, dissolution or winding up, before any payment shall be made or any assets distributed to the holders of any shares of the Company ranking junior to the shares of this Series upon liquidation. In the event the assets of the Company available for distribution to the holders of the shares of this Series upon any dissolution, liquidation or winding up of the Company shall be insufficient to pay in full the liquidation payments payable to the holders of outstanding shares of this Series and any shares of Parity Stock, then the holders of all such shares of this Series shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of this Series and the holders of outstanding shares of such shares of Parity Stock are entitled were paid in full. Except as provided in this paragraph 5, holders of this Series shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Company.

            (b) For the purposes of this paragraph 5, none of the following shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Company:

      (i) the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company;

      (ii) the consolidation or merger of the Company with or into one or more other corporations, or other associations;

      (iii) the consolidation or merger of one or more corporations or other associations with or into the Company; or

      (iv)  the participation by the Company in a share exchange.

            6. Definition. As used herein, the term "Common Stock" shall mean any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. However, shares of Common Stock issuable upon conversion of shares of this Series shall include only shares of the class designated as Common Stock as of the original date of issuance of shares of this Series, or shares of the Company of any class or classes resulting from any reclassification or reclassification thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from such reclassification bears to the total number of shares of all classes resulting from all such reclassification.

            7. No Preemptive Rights. The holders of shares of this Series shall have no preemptive rights, including preemptive rights with respect to any shares of Capital Stock or other securities of the Company convertible into or carrying rights or options to purchase any such shares.

                                                                     EXHIBIT B

Series B Convertible Preferred Stock

            1. Designation and Amount. The shares of such series shall be designated "Series B Convertible Preferred Stock" (the "Series B Preferred Stock"), and the number of shares constituting such series shall be 15,000,000.

            2. Dividends.

            (a) The holders of Series B Preferred Stock shall be entitled to receive, when and as declared, out of the funds legally available for that purpose, dividends per share of Series B Preferred Stock at the rate of 7.75 cents per annum, payable when and as the Board of Directors (the "Board of Directors") of WorldCom, Inc. (the "Company") may determine, in cash, before any dividends shall be set apart for or paid upon the common stock of the Company, par value $.01 per share (the "Common Stock"), or any stock ranking as to dividends junior to the Series B Preferred Stock (such stock being referred to hereinafter collectively as "Junior Stock") in any year. All dividends declared upon Series B Preferred Stock shall be declared pro rata per share and shall be payable to holders of record as they appear on the stock books of the Company on such record dates as shall be fixed by the Board of Directors. Notwithstanding the foregoing, the Company may declare, set apart and pay dividends on shares of the Company's Series A 8% Cumulative Convertible Preferred Stock (the "Series A Preferred Stock") whether or not dividends have been declared, set apart or paid on the shares of Series B Preferred Stock. The Board of Directors shall not be required to declare any dividends on the Series B Preferred Stock and the failure to declare any such dividends shall not constitute a default or otherwise vest the holders of Series B Preferred Stock with any right, other than the right to receive amounts in respect of accrued but unpaid dividends pursuant to Sections 3, 5 and 7 hereof.

            (b) Dividends on the Series B Preferred Stock shall be cumulative and shall accrue on a daily basis, whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year, so that if in any fiscal year or years, dividends in whole or in part are not paid upon the Series B Preferred Stock, unpaid dividends shall accumulate as against the holders of the Junior Stock. Accrued but unpaid dividends shall not bear interest.

            (c) Dividends (or amounts equal to accrued and unpaid dividends) payable on the shares of Series B Preferred Stock shall be computed on the basis of a 360-day year of twelve 30-day months.

            (d) The Company shall not set apart for or pay upon the Common Stock any Extraordinary Cash Dividend unless, at the same time, the Company shall have set apart for or paid upon all shares of Series B Preferred Stock an amount of cash per share of Series B Preferred Stock equal to the Extraordinary Cash Dividend that would have been paid in respect of such share if the holder of such share had converted such share into shares of Common Stock pursuant to
Section 5 immediately prior to the record date for such Extraordinary Cash Dividend. For purposes of this paragraph 2(d), "Extraordinary Cash Dividend" shall mean, with respect to any cash dividend or distribution paid on any date, the amount, if any, by which all cash dividends and cash distributions on the Common Stock paid during the consecutive 12-month period ending on and including such date exceeds, on a per share of Common Stock basis, 10% of the average daily closing price of the Common Stock over such 12-month period.

            3. Liquidation, Dissolution or Winding Up.

            (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, no distribution shall be made (i) to the holders of Junior Stock unless, prior thereto, the holders of the Series B Preferred Stock shall have received $1.00 per share, plus an amount equal to unpaid dividends thereon, including accrued dividends, whether or not declared, to the date of such payment and subject to the payment in full of all amounts required to be distributed to the holders of any other Preferred Stock of the Company ranking on liquidation prior and in preference to the Series B Preferred Stock (such Preferred Stock being referred to hereinafter as "Senior Preferred Stock") or
(ii) to the holders of stock ranking on a parity, either as to dividends or upon liquidation with the Series B Preferred Stock, except distributions made ratably on the Series B Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation. In the event the assets of the Company available for distribution to the holders of the shares of the Series B Preferred Stock upon any dissolution, liquidation or winding up of the Company shall be insufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Series B Preferred Stock and the holders of any shares of stock ranking on a parity with the Series B Preferred Stock, then the holders of all such shares of the Series B Preferred Stock shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of the Series B Preferred Stock and the holders of outstanding shares of such shares of parity stock are entitled were paid in full. The Series A Preferred Stock shall rank on a parity with the Series B Preferred Stock for purposes of this paragraph 3(a).

            (b) The merger or consolidation of the Company into or with another company, the merger or consolidation of any other company into or with the Company, or the sale, conveyance, mortgage, pledge or lease of all or substantially all the assets of the Company shall not be deemed to be a liquidation, dissolution or winding up of the Company for purposes of this
Section 3.

            4. Voting.

            (a) Each issued and outstanding share of Series B Preferred Stock shall be entitled to one vote per share with respect to any and all matters presented to the shareholders of the Company for their action or consideration. Except as provided by law and by the provisions of paragraph 4(b) below, holders of Series B Preferred Stock shall vote together with the holders of Common Stock as a single class.

            (b) The Company shall not amend, alter or repeal the preferences, special rights or other powers or terms of the Series B Preferred Stock so as to affect adversely the Series B Preferred Stock, without the written consent or affirmative vote of the holders of at least a majority of the then outstanding aggregate number of shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

For this purpose, the authorization or issuance of any series of preferred stock with preference or priority over, or being on a parity with the Series B Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Company shall not be deemed to affect adversely the Series B Preferred Stock.

            5. Optional Conversion.

            (a) Each share of Series B Preferred Stock may be converted at any time, unless previously redeemed, at the option of the holder thereof, in the manner hereinafter provided, into fully paid and nonassessable shares of Common Stock at the rate of 0.0973912 shares (or an effective initial conversion price of $10.268 per share of Common Stock) of Common Stock for each one share of Series B Preferred Stock surrendered for conversion, or at such other rate as may then be effective following adjustment pursuant to Section 6 hereof (the "Conversion Rate").

            (b) The Company shall not issue fractions of shares of Common Stock upon conversion of Series B Preferred Stock or scrip in lieu thereof. If any fraction of a share of Common Stock would, except for the provisions of this paragraph 5(b), be issuable upon conversion of any Series B Preferred Stock, the Company shall in lieu thereof at the election of the Company, either (i) sell such fractional share, as agent for the person entitled thereto, and distribute the proceeds of such sale, net of any discounts, commissions, fees or expenses associated with such sale, to such person, all in accordance with all applicable rules under the Securities Act of 1933, as amended, or (ii) pay to the person entitled thereto an amount in cash equal to the current value of such fraction, calculated to the nearest one-hundredth (1/100) of a share, to be computed (x) if the Common Stock is listed on any national securities exchange or the Nasdaq National Market, on the basis of the last sales price (or the quoted closing bid price if there shall have been no sales) of the Common Stock on such exchange or the Nasdaq National market (as the case may be) on the date of conversion, or
(y) if the Common Stock is not so listed, on the basis of the mean between the closing bid and asked prices for the Common Stock on the date of conversion as reported by Nasdaq, or its successor, or (z) if the Common Stock is not so listed and if there are no such closing bid and asked prices, on the basis of the fair market value per share as determined by the Board of Directors.

            (c) In order to exercise the conversion privilege, the holder of any Series B Preferred Stock to be converted shall surrender his, her or its certificate or certificates therefor to the principal office of the transfer agent for the Series B Preferred Stock (or if no transfer agent be at the time appointed, then the Company at its principal office), and shall give written notice to the Company at such office that the holder elects to convert the Series B Preferred Stock represented by such certificates, or any number thereof. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock that shall be issuable on such conversion shall be issued. If so required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Company. The date of receipt by the transfer agent (or by the Company if the Company serves as its own transfer agent) of the certificates and notice shall be the conversion date (the "Conversion Date"). As soon as practicable after receipt of such notice and the surrender of the certificate or certificates for Series B Preferred Stock as aforesaid, the Company shall cause to be issued and delivered at such office to such holder, or on such holder's written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in paragraph 5(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

            (d) The Company shall at all times when the Series B Preferred Stock shall be outstanding reserve and keep available out of its authorized but unissued stock, for the purposes of effecting the conversion of the Series B Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series B Preferred Stock.

            (e) Shares of Series B Preferred Stock may not be converted after the close of business on the business day preceding the date fixed for redemption of such shares pursuant to Section 7.

            (f) Upon any such conversion, the Company shall pay, out of funds legally available therefor, to the person entitled thereto an amount equal to all accrued but unpaid dividends to, but not including, the Conversion Date in respect of the shares of Series B Preferred Stock surrendered for conversion, which amount shall be payable, at the election of the Company, in cash or shares of Common Stock. In the event the Company elects to pay such amount in shares of Common Stock, the number of shares of Common Stock to be issued in respect of unpaid dividends on each share of Series B Preferred Stock surrendered for conversion shall, subject to paragraph 5(b), be determined by dividing (x) the total amount of accrued but unpaid dividends to be paid on each such share of Series B Preferred Stock by (y) the Fair Market Value of a share of Common Stock. For purposes hereof, the term "Fair Market Value" shall mean (i) if the Common Stock is listed on any national securities exchange or the Nasdaq National Market, the average of the last sales price (or the quoted closing bid price if there shall have been no sales) of the Common Stock on such exchange or the Nasdaq National Market (as the case may be) for a period of 30 trading days prior to the Conversion Date, or (ii) if the Common Stock is not so listed, on the basis of the average of the mean between the closing bid and asked prices for the Common Stock for each day in the 30 trading day period prior to the Conversion Date, as reported by Nasdaq, or its successor, or (iii) if the Common Stock is not so listed and if there are no such closing bid and asked prices, on the basis of the fair market value per share as determined by the Board of Directors.

            (g) All shares of Series B Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holder thereof to receive shares of Common Stock in exchange therefor and payment of any accrued and unpaid dividends thereon. Any shares of Series B Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Company may from time to time take such appropriate action as may be necessary to reduce the authorized Series B Preferred Stock accordingly.

            6. Adjustment Provisions.

            (a) In case the Company shall at any time (x) subdivide (whether by stock dividend, stock split or otherwise) its outstanding shares of Common Stock into a greater number of shares or (y) combine its outstanding shares of Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior thereto shall be proportionately adjusted so that the holder of any shares of Series B Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Company which the holder would have owned or have been entitled to receive after the happening of any of the events described above, had such shares of Series B Preferred Stock been converted immediately prior to the happening of such event. In case the Company shall at any time prior to March 23, 1999 subdivide (whether by stock dividend, stock split or otherwise) its outstanding shares of Common Stock into a greater number of shares (each a "Subdivision"), the voting rights of each share of Series B Preferred Stock shall be adjusted to provide that the percentage of the aggregate voting power of the Common Stock represented by the Series B Preferred Stock, shall be the same as such percentage immediately prior to such Subdivision, with the holder of each share of Series B Preferred Stock being entitled to the number of votes proportionate to such adjustment. The adjustment made pursuant to this paragraph 6(a) shall become effective immediately after the effective date of the event requiring such adjustment and shall be made by the Board of Directors of the Company, whose judgment shall be final, binding and conclusive absent manifest error. Such adjustment made pursuant to this paragraph 6(a) shall become effective immediately after the effective date of the event requiring such adjustment.

            (b) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another company, or the sale of all or substantially all of its assets to another company shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holders of the Series B Preferred Stock shall have the right to acquire and receive upon conversion of the Series B Preferred Stock, which right shall be prior to the rights of the holders of Junior Stock (but after and subject to the rights of holders of Senior Preferred Stock, if any, and on parity with the rights of holders of Series A Preferred Stock), such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger or sale) with respect to or in exchange for such number of outstanding shares of the Company's Common Stock as would have been received upon conversion of the Series B Preferred Stock at the Conversion Rate then in effect. The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor company (if other than the Company) resulting from such consolidation or merger or the Company purchasing such assets shall assume by written instrument mailed or delivered to the holders of the Series B Preferred Stock at the last address of each such holder appearing on the books of the Company, the obligation to deliver to each such holder such shares of stock, securities, cash or other property as, in accordance with the foregoing provisions, such holder may be entitled to purchase.

            (c) In the event that:

                  (1) the Company shall declare any dividend upon its common stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock; or

                  (2) there shall be any capital reorganization or
            reclassification of the capital stock of the Company, including any subdivision or combination of its outstanding shares of Common Stock, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another company, or

                  (3) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in accordance with such event, the Company shall give to the holders of the Series B Preferred Stock:

                  (i) at least twenty (20) days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend or distribution or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up; and

                  (ii)  in the case of any such reorganization,
                        reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty
                        (20) days prior written notice of the date when the same shall take place.

A notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend or distribution, the date on which the holders of Common Stock shall be entitled thereto, and a notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be sent by mail, first class, postage prepaid, addressed to the holders of the Series B Preferred Stock at the address of each such holder as shown on the books of the Company.

            (d) If any event occurs as to which, in the opinion of the Board of Directors of the Company, the provisions of this Section 6 are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of the Series B Preferred stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of decreasing the Conversion Rate as otherwise determined pursuant to any of the provisions of this Section 6 except in the case of a combination of shares of a type contemplated in paragraph 6(a) and then in no event to a rate less than the Conversion Rate as adjusted pursuant to paragraph 6(a).

            (e) Whenever the Conversion Rate shall be adjusted pursuant to this
Section 6, the Company shall forthwith file at each office designated for the conversion of Series B Preferred Stock, a statement, signed by the Chairman of the Board, the President, any Vice President or Treasurer of the Company, showing in reasonable detail the facts requiring such adjustment and the Conversion Rate that will be effective after such adjustment. The Company shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to each record holder of Series B Preferred Stock at his or its address appearing on the stock register. If such notice relates to an adjustment resulting from an event referred to in paragraph 6(c), such notice shall be included as part of the notice required to be mailed and published under the provisions of paragraph 6(c) hereof.

            7. Redemption.

            The Company shall have the right to redeem shares of Series B Preferred Stock pursuant to the following provisions:

            (a) The Company shall not have any right to redeem shares of the Series B Preferred stock prior to September 30, 2001. Thereafter, the Company shall have the right, at its sole option and election, out of funds legally available therefor, to redeem the shares of Series B Preferred Stock, in whole or in part, at any time and from time to time at a redemption price of $1.00 per share plus an amount equal to all accrued and unpaid dividends thereon (the "Redemotion Price"), whether or not declared, to the redemption date; provided, that any amount due in respect of all or any portion of the Redemption Price, including accrued dividends, may be paid in cash or shares of Common Stock as determined by the Board of Directors. In the event the Board of Directors elects to pay any portion of the Redemption Price in shares of Common Stock, the number of shares of Common Stock to be issued shall be determined in accordance with the provisions of paragraph 5(f).

            (b) If less than all of the Series B Preferred Stock at the time outstanding is to be redeemed, the shares so to be redeemed shall be selected by lot, pro-rata or in such other manner as the Board of Directors may determine to be fair and proper.

            (c) Notice of any redemption of the Series B Preferred Stock (including notice of whether such redemption shall be paid in cash or shares of Common Stock) shall be mailed at least 30 days, but not more than 60 days prior to the date fixed for redemption to each holder of Series B Preferred Stock to be redeemed, at such holder's address as it appears on the books of the Company. In order to facilitate the redemption of the Series B Preferred Stock, the Board of Directors may fix a record date for the determination of holders of Series B Preferred Stock to be redeemed, or may cause the transfer books of the Company to be closed for the transfer of the Series B Preferred Stock, not more than 60 days prior to the date fixed for such redemption.

            (d) On the redemption date specified in the notice given pursuant to paragraph 7(c), the Company shall, and at any time after such notice shall have been mailed and before such redemption date the Company may, deposit for the pro-rata benefit of the holders of the shares of the Series B Preferred Stock so called for redemption, funds in an amount equal to the portion of the Redemption Price, if any, to be paid in cash with a bank or trust company in the Borough of Manhattan, The City of New York, having a capital and surplus of at least

$50,000,000. Any monies so deposited by the Company and unclaimed at the end of one (1) year from the date designated for such redemption shall revert to the general funds of the Company. After such reversion, any such bank or trust company shall, upon demand, pay over to the Company such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof to such holder and such holder shall look only to the Company for the payment of the redemption price. Any interest accrued on funds so deposited pursuant to this paragraph 7(d) shall be paid from time to time to the company for its own account.

            (e) Upon the deposit of funds pursuant to paragraph 7(d) in respect of shares of the Series B Preferred Stock called for redemption, or, in the event that the Board of Directors elects to pay all or part of the Redemption Price in shares of Common Stock, on the date fixed for redemption, notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the rights to receive dividends thereon shall cease to accrue from and after the date of redemption designated in the notice of redemption and all rights of the holders of the shares of the Series B Preferred Stock called for redemption shall cease and terminate, excepting only the right to receive the Redemption Price therefor and the right to convert such shares into shares of Common Stock until the close of business on the business day preceding the redemption date, as provided in Section 5.

            8. Reissuance. Shares of this Series that have been issued and reacquired in any manner including shares purchased, exchanged, redeemed or converted shall not be reissued as part of this Series and shall upon compliance with any applicable provisions of the laws of the State of Georgia have the status of authorized and unissued shares of the Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock.

                                                                       EXHIBIT C

Series 3 Junior Participating Preferred Stock

            Section 1. Designation and Amount.

            There shall be a series of the Preferred Stock which shall be designated as the "Series 3 Junior Participating Preferred Stock," par value $.01 per share, and the number of shares constituting such series shall be 2,500,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series 3 Junior Participating Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Company.

            Section 2. Dividends and Distributions.

            (A) Subject to the rights of the holders of any shares of any series of preferred stock of the Company ranking prior and superior to the Series 3 Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series 3 Junior Participating Preferred Stock, in preference to the holders of shares of Common Stock, par value $.01 per share of the Company (the "Common Stock"), and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on any regular quarterly dividend payment date as shall be established by the Board of Directors (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series 3 Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series 3 Junior Participating Preferred Stock. In the event the Company shall at any time after August 25, 1996 (the "Rights Declaration Date") declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series 3 Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (B) The Company shall declare a dividend or distribution on the Series 3 Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Series 3 Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

            (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series 3 Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series 3 Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series 3 Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may, in accordance with applicable law, fix a record date for the determination of holders of shares of Series 3 Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than such number of days prior to the date fixed for the payment thereof as may be allowed by applicable law.

            Section 3. Voting Rights.

            The holders of shares of Series 3 Junior Participating Preferred Stock shall have the following voting rights:

            (A) Each share of Series 3 Junior Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Company. In the event the Company shall at any time after the Rights Declaration Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes to which holders of shares of Series 3 Junior Participating Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (B) Except as otherwise provided herein, in the Company's Second Amended and Restated Articles of Incorporation, as amended, or by law, the holders of shares of series 3 Junior

Participating Preferred Stock, the holders of shares of common stock, and the holders of shares of any other capital stock of the Company having general voting rights, shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

            (C) Except as otherwise set forth herein or in the company's Second Amended and Restated Articles of Incorporation, as amended, and except as otherwise provided by law, holders of Series 3 Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

            Section 4. Certain Restrictions.

            (A) Whenever dividends or distributions payable on the Series 3 Junior Participating Preferred stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series 3 Junior Participating Preferred Stock outstanding shall have been paid in full, the Company shall not:

                  (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series 3 Junior Participating Preferred Stock;

                  (ii) declare or pay dividends on or make any other
            distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series 3 Junior Participating Preferred Stock, except dividends paid ratably on the Series 3 Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) except as permitted in Section 4(A)(iv) below, redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series 3 Junior Participating Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series 3 Junior Participating Preferred Stock; and

                  (iv) purchase or otherwise acquire for consideration any
            shares of Series 3 Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series 3 Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

            (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

            Section 5. Reacquired Shares.

            Any shares of Series 3 Junior Participating Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. The Company shall cause all such shares upon their cancellation to be authorized but unissued shares of Preferred Stock which may be reissued as part of a new series of Preferred Stock, subject to the conditions and restrictions on issuance set forth herein.

            Section 6. Liquidation, Dissolution or Winding Up.

            (A) Subject to the rights of the holders of any shares of any series of Preferred Stock of the Company ranking prior and superior to the Series 3 Junior Participating Preferred Stock with respect to liquidation, upon any liquidation (voluntary or otherwise), dissolution or winding up of the Company, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series 3 Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series 3 Junior Participating Preferred Stock shall have received $1,000.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series 3 Liquidation Preference"). Following the payment of the full amount of the Series 3 Liquidation Preference, no additional distributions shall be made to the holders of shares of Series 3 Junior Participating Preferred Stock, unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series 3 Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock dividends, and subdivisions, combinations and consolidations with respect to the Common Stock) (such number in clause (ii) being referred to as the "Adjustment Number"). Following the payment of the full amount of the Series 3 Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series 3 Junior Participating Preferred Stock and Common Stock, respectively, holders of Series 3 Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series 3 Junior Participating Preferred Stock and Common Stock, on a per share basis, respectively.

            (B) in the event there are not sufficient assets available to permit payment in full of the Series 3 Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series 3 Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

            (C) In the event the Company shall at any time after the Rights Declaration Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            Section 7. Consolidation, merger, etc.

            In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series 3 Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time after the Rights Declaration Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series 3 Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

            Section 8. Redemption.

            The shares of Series 3 Junior Participating Preferred Stock shall not be redeemable.

            Section 9. Ranking.

            The Series 3 Junior Participating Preferred Stock shall rank junior to all other series of the Company's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

            Section 10. Fractional Shares.

            Series 3 Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series 3 Junior Participating Preferred Stock.

                                    EXHIBIT D

                      SERIES C $2.25 CUMULATIVE CONVERTIBLE

                          EXCHANGEABLE PREFERRED STOCK

            SECTION 1. Designation. There is hereby created a series of preferred stock, $.01 par value per share, of MCI WORLDCOM, Inc. (the "Corporation") to be known as "Series C $2.25 Cumulative Convertible Exchangeable Preferred Stock" (the "Series C Preferred Stock").

            SECTION 2. Number of Shares. The number of shares of Series C Preferred Stock authorized for issuance is 3,750,000.

            SECTION 3. Stated Capital. The amount to be represented in stated capital at all times for each share of Series C Preferred Stock shall be $.01.

            SECTION 4. Dividends. (a) (i) The holders of shares of Series C Preferred Stock shall be entitled to receive dividends at the rate of $2.25 per annum per share of Series C Preferred Stock, which shall be fully cumulative and shall accrue without interest. Dividends shall be payable in cash quarterly on January 15, April 15, July 15, and October 15 of each year (commencing on January 15, 2000) (and, in the case of any accrued but unpaid dividends, at such additional times and for such interim periods, if any, as determined by the Board of Directors), except that if any such date is a Saturday, Sunday or legal holiday then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday on which banks in the State of New York are permitted to be closed (a "Business Day"), to holders of record as they appear on the stock books of the transfer agent for the Corporation (the "Transfer Agent") on the applicable record date, which shall be not more than 60 nor less than 10 days preceding the payment date for such dividends, as are fixed by the Board of Directors, but only when, as and if declared by the Board of Directors out of funds at the time legally available for the payment of dividends. The amount of dividends payable per share of Series C Preferred Stock for each quarterly dividend period shall be computed by dividing the annual dividend amount per share by four. The amount of dividends payable for any period that is shorter or longer than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Holders of shares of Series C Preferred Stock shall not be entitled to receive any dividends, whether payable in cash, property or stock, which are in excess of the cumulative dividends provided for herein.

            (ii) Notwithstanding Section 4(a)(i) above, (A) if the quarterly dividend payable on October 15, 1999 to the holders of $2.25 Cumulative Convertible Exchangeable Preferred Stock, par value $.01 per share ("SkyTel Preferred Stock"), of SkyTel Communications, Inc., a Delaware corporation ("SkyTel"), shall have been declared, then the first quarterly dividend of the Series C Preferred Stock payable on January 15, 2000 shall be equal to $0.5625 per share of Series C Preferred Stock, and (B) if the quarterly dividend payable to the holders of SkyTel Preferred Stock on October 15, 1999 shall not have been declared, then the first quarterly dividend of the Series C Preferred Stock payable on January 15, 2000 shall be equal to $1.125 per share of Series C Preferred Stock. Thereafter, dividends shall accrue as set forth in Section 4(a)(i).

            (b) No dividends or other distributions, other than dividends payable solely in shares of the Corporation's Common Stock, par value $.01 per share (the "Common Stock") or other capital stock of the Corporation ranking junior to the Series C Preferred Stock as to dividends (collectively, "Junior Dividend Stock") and rights to acquire the foregoing, shall be paid or declared and set apart for payment on any shares of Junior Dividend Stock, and no purchase, redemption or other acquisition shall be made by the Corporation of any shares of Junior Dividend Stock, unless and until all accrued and unpaid dividends on the Series C Preferred Stock shall have been paid or declared and set apart for payment.

            (c) No dividends, other than dividends payable solely in shares of Junior Dividend Stock and rights to acquire the foregoing, shall be paid or declared and set apart for payment on any class or series of the Corporation's capital stock ranking, as to dividends on a parity with the Series C Preferred Stock (collectively, "Parity Dividend Stock") for any period and no purchase, redemption or other acquisition shall be made by the Corporation of any shares of Parity Dividend Stock unless and until full cumulative dividends have been, or contemporaneously are, paid or declared and set apart for such payment on the Series C Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such dividends on the Parity Dividend Stock. When dividends are not paid in full upon the Series C Preferred Stock and the Parity Dividend Stock (other than the Corporation's Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock")), all dividends paid or declared and set aside for payment upon shares of Series C Preferred Stock and such other Parity Dividend Stock shall be paid or declared and set aside for payment pro rata so that the amount of dividends paid or declared and set aside for payment per share on the Series C Preferred Stock and such other Parity Dividend Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series C Preferred Stock and such other Parity Dividend Stock bear to each other. Except as limited by the previous sentence, the Series B Preferred Stock shall be Parity Dividend Stock for all purposes herein.

            (d) The restrictions contained in this Section 4 shall not be deemed to restrict repurchases of capital stock of the Corporation from employees or consultants pursuant to employee stock option plans and the conversion of capital stock of the Corporation into, or the exchange of capital stock of the Corporation for, Junior Dividend Stock.

            (e) Holders of shares of Series C Preferred Stock called for redemption on a redemption date falling between a dividend payment record date and the associated dividend payment date shall, in lieu of receiving such dividend on the dividend payment date fixed therefor, receive such dividend payment together with all other accrued and unpaid dividends on the date fixed for redemption (unless such holders convert such shares to Common Stock pursuant to Section 9 hereof).

            (f) Any reference to "distribution" contained in this Section 4 shall not be deemed to include any stock dividend or distributions made in connection with any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

            SECTION 5. Liquidation Preference. (a) In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of Series C Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount equal to the dividends accrued and unpaid thereon to the date of final distribution to such holders, whether or not declared, without interest, and a sum equal to $50.00 per share, and no more, before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of capital stock ranking junior to the Series C Preferred Stock as to a liquidation, dissolution or winding up of the Corporation ("Junior Liquidation Stock"). No full preferential payment on account of any liquidation, dissolution or winding up of the Corporation shall be made to the holders of any class or series of capital stock ranking on parity with the Series C Preferred Stock in the event of a liquidation, dissolution or winding up of the Corporation ("Parity Liquidation Stock") unless there shall likewise be paid at the same time to the holders of the Series C Preferred Stock the full amounts to which the holders of all outstanding shares of Series C Preferred Stock are entitled with respect to such distribution. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Series C Preferred Stock and any shares of Parity Liquidation Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series C Preferred Stock and of any shares of Parity Liquidation Stock ratably in accordance with the full respective preferential amounts that would be payable on such shares of Series C Preferred Stock and such shares of Parity Liquidation Stock if all amounts payable thereon were paid in full. Neither a consolidation or merger of the Corporation with another entity nor a sale or transfer of all or part of the Corporation's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Corporation. The Series B Preferred Stock shall be Parity Liquidation Stock for purposes of this Section 5(a).

            (b) Written notice of any liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than 30 days prior to any payment date stated therein, to the holders of record of the Series C Preferred Stock at their respective addresses as the same shall appear on the stock books of the Transfer Agent.

            SECTION 6. Voting Rights. (a) Except as herein provided or as otherwise required by law, holders of Series C Preferred Stock shall have no voting rights. Whenever, at any time or times, dividends payable on the shares of Series C Preferred Stock at the time outstanding shall be cumulatively in arrears for such number of dividend periods that shall in the aggregate contain not less than 540 days, the holders of all outstanding shares of Series C Preferred Stock and any shares of Parity Dividend Stock upon which like voting rights have been conferred and are exercisable (the Series C Preferred Stock and any such Parity Dividend Stock, collectively for purposes of this Section 6, the "Defaulted Preferred Stock"), shall be entitled to elect two directors of the Corporation at the Corporation's next annual meeting of shareholders and at each subsequent annual meeting of shareholders; provided, however, the shares of Defaulted Preferred Stock shall be entitled to exercise their voting rights at a special meeting of the holders of shares of Defaulted Preferred Stock as set forth in paragraphs (b) and (c) of this Section 6. At elections for such directors, each holder of Series C Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other series of Defaulted Preferred Stock ranking on such a parity being entitled to such number of votes, if any, for each share of stock held as may be granted to them). Upon the vesting of such right of the holders of Defaulted Preferred Stock, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of outstanding Defaulted Preferred Stock as hereinafter set forth. The right of holders of Defaulted Preferred Stock, voting separately as a class without regard to series, to elect members of the Board of Directors as aforesaid shall continue until such time as all dividends accumulated and unpaid on Defaulted Preferred Stock shall have been paid or declared and funds set aside for payment in full, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

            (b) Whenever such voting right shall have vested, such right may be exercised initially either at a special meeting of the holders of shares of Defaulted Preferred Stock called as hereinafter provided, or at any annual meeting of shareholders held for the purpose of electing directors, and thereafter at such meeting or by the written consent of such holders pursuant to
Section 14-2-704 of the Georgia Business Corporation Code.

            (c) At any time when such voting right shall have vested in the holders of shares of Defaulted Preferred Stock entitled to vote thereon, and if such right shall not already have been initially exercised, an officer of the Corporation shall, upon the written request of 10% of the holders of record of shares of such Defaulted Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of holders of shares of such Defaulted Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for special meetings of shareholders at the place for holding annual meetings of shareholders of the Corporation or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10% of the shares of Defaulted Preferred Stock then outstanding may designate in writing any person to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for special meetings of shareholders and shall be held at the same place as is elsewhere provided in this paragraph. Any holder of shares of Defaulted Preferred Stock then outstanding that would be entitled to vote at such meeting shall have access to the stock books of the Transfer Agent for the purpose of causing a meeting of shareholders to be called pursuant to the provisions of this paragraph. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called or held during a period within 45 days immediately preceding the date fixed for the next annual meeting of shareholders.

            (d) Subject to the provisions hereof, the directors elected pursuant to this Section shall serve until the next annual meeting or until their respective successors shall be elected and qualified. Any director elected by the holders of Defaulted Preferred Stock may be removed by, and shall not be removed otherwise than by, the vote of the holders of a majority of the outstanding shares of the Defaulted Preferred Stock who were entitled to participate in such election of directors, voting as a separate class without regard to series, at a meeting called for such purpose or by written consent as permitted by law and the Articles of Incorporation and Bylaws of the Corporation. If the office of any director elected by the holders of Defaulted Preferred Stock, voting as a class, without regard to series, becomes vacant by reason of death, resignation, retirement, disqualification or removal from office or otherwise, the remaining director elected by the holders of Defaulted Preferred Stock, voting as a class, without regard to series, may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred upon any termination of the right of the holders of Defaulted Preferred Stock to vote for directors as herein provided, the term of office of all directors then in office elected by the holders of Defaulted Preferred Stock, voting as a class, without regard to series, shall terminate immediately. Whenever the terms of office of the directors elected by the holders of Defaulted Preferred Stock, voting as a class, without regard to series, shall so terminate and the special voting powers vested in the holders of Defaulted Preferred Stock shall have expired, the number of directors shall be such number as may be provided for in the Bylaws irrespective of any increase made pursuant to the provisions of this
Section 6.

            (e) So long as any shares of the Series C Preferred Stock remain outstanding and in addition to any other vote required by law, the vote or consent of the holders of at least a majority of the shares of Series C Preferred Stock then outstanding given in person or by proxy either in writing (as permitted by law and the Articles of Incorporation and Bylaws of the Corporation) or at any special or annual meeting, shall be necessary to permit, effect or validate any one or more of the following:

                  (i) the creation or issuance, or any increase in the authorized number of shares of any class or series of stock ranking prior to the Series C Preferred Stock either as to dividends ("Senior Dividend Stock") or upon liquidation, dissolution or winding up of the Corporation ("Senior Liquidation Stock"), or any security convertible into or exercisable or exchangeable for Senior Dividend Stock or Senior Liquidation Stock; or

                  (ii) the amendment, alteration or repeal of any of the provisions of the Articles of Incorporation of the Corporation (including this Exhibit D) that would adversely affect any right, preference, privilege or voting power of the Series C Preferred Stock; provided, however, that any increase in the amount of authorized preferred stock or the creation and issuance of other series of Parity Dividend Stock, Parity Liquidation Stock, Junior Dividend Stock or Junior Liquidation Stock shall not be deemed to affect adversely such rights, preferences or voting powers.

            SECTION 7. Optional Redemption. (a) The Corporation at its option may redeem shares of Series C Preferred Stock out of funds legally available for the purpose, in whole or in part, at any time, at the redemption prices per share referred to below in effect on the date fixed for redemption (the "Redemption Date") during the period beginning on October 15 of the years shown below, plus an amount equal to the dividends accrued and unpaid on the shares of Series C Preferred Stock to be redeemed, whether or not declared, to the Redemption Date:

     If Redeemed During The 12-Month
      Period Beginning October 15,               Redemption Price Per Share
     -------------------------------             --------------------------

     1998....................................             $51.00

     1999....................................             $50.75

     2000....................................             $50.50

     2001....................................             $50.25

     2002 and thereafter.....................             $50.00

            (b) In the event the Corporation shall redeem shares of Series C Preferred Stock, a notice of such redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock books of the Transfer Agent. Each such notice shall state: (i) the Redemption Date; (ii) the number of shares of Series C Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (v) that payment will be made upon presentation and surrender of certificates evidencing such Series C Preferred Stock; (vi) the then current conversion price and the date on which the right to convert such shares of Series C Preferred Stock will expire; (vii) that dividends on the shares to be redeemed shall cease to accrue following such Redemption Date; (viii) that such redemption is at the option of the Corporation; and (ix) that dividends accrued to and including the Redemption Date will be paid as specified in said notice. Notice having been mailed as aforesaid, on and after the Redemption Date, unless the Corporation shall be in default in providing money for the payment of the redemption price (including an amount equal to any accrued and unpaid dividends to and including the Redemption Date), (x) dividends on the shares of the Series C Preferred Stock so called for redemption shall cease to accrue, (y) said shares shall be deemed no longer outstanding, and (z) all rights of the holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the monies payable upon redemption, without interest thereon, upon surrender of the certificates evidencing such shares) shall cease. The Corporation's obligation to provide monies in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Redemption Date, the Corporation shall deposit with a bank or trust company having an office or agency in the Borough of Manhattan, City of New York, and having a capital and surplus of at least $50,000,000, the principal amount of funds necessary for such redemption, in trust for the account of the holders of the shares to be redeemed (and so as to be and continue to be available therefor), with irrevocable instructions and authority to such bank or trust company that such funds be applied to the redemption of the shares of Series C Preferred Stock so called for redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of three years from such Redemption Date shall be released or repaid to the Corporation, after which, subject to any applicable laws relating to escheat or unclaimed property, the holder or holders of such shares of Series C Preferred Stock so called for redemption shall look only to the Corporation for payment of the redemption price.

            Upon surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the applicable redemption price aforesaid. If fewer than all the outstanding shares of Series C Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Series C Preferred Stock not previously called for redemption by lot or pro rata or by any other equitable method determined by the Board of Directors in its sole discretion. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

            Notwithstanding the foregoing, if the Corporation's notice of redemption has been given pursuant to this Section 7 and any holder of shares of Series C Preferred Stock shall, prior to the close of business on the third Business Day preceding the Redemption Date, give written notice to the Corporation pursuant to this Section 7(b) hereof of the conversion of any or all of the shares to be redeemed held by such holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation), then the conversion of such shares to be redeemed shall become effective as provided in Section 9.

            (c) The election by the Corporation to redeem shares of Series C Preferred Stock pursuant to Section 7(b) hereof shall become irrevocable only on the relevant Redemption Date.

            SECTION 8. Exchange. (a) In addition to the optional redemption rights of the Corporation as set forth in Section 7 above, the Corporation shall have the right to exchange the Series C Preferred Stock in whole, but not in part, on any dividend payment date for the Corporation's 4.5% Convertible Subordinated Debentures due 2003 (the "Debentures") to be issued substantially in the form set forth in the indenture (the "Debenture Indenture") filed as an exhibit to the Corporation's Registration Statement on Form S-4, Registration No. 333-85919, filed with the Securities and Exchange Commission on August 26, 1999.

            (b) No such exchange shall be made unless all dividends accrued and payable on the Series C Preferred Stock have been paid or declared and such amount set aside for their payment prior to the date fixed for such exchange (the "Exchange Date"). Holders of outstanding shares of Series C Preferred Stock will be entitled to receive $50.00 principal amount of Debentures in exchange for each share of series C Preferred Stock held by them at the time of exchange; provided that the Debentures will be issuable in denominations of $1,000.00 and integral multiples thereof. If the exchange results in an amount of Debentures that is not an integral multiple of $1,000.00, the amount exceeding the closest integral multiple of $1,000.00 will be paid in cash by the Corporation.

            (c) Notice of such exchange of shares of Series C Preferred Stock shall be mailed at least 30 days but not more than 60 days prior to the Exchange Date to each holder of Series C Preferred Stock, at such holder's address as it appears on the books of the Corporation. The notice shall specify the Exchange Date and the place where certificates for shares of Series C Preferred Stock are to be surrendered for Debentures and shall state that dividends on Series C Preferred Stock will cease to accrue on the Exchange Date.

            (d) Prior to giving notice of intention to exchange pursuant to subsection 8(c) above, the Corporation and a bank or trust company selected by the Corporation shall execute and deliver an indenture substantially in the form of the Debenture Indenture with such changes as may be required by law, stock exchange rule, or usage that do not materially and adversely affect the rights of the holders of the Debentures (the "Indenture"). Prior to any exchange of shares of Series C Preferred Stock pursuant to subsection 8(a) above, any amendments or supplements to the Indenture which materially and adversely affect the rights of the holders of the Debentures shall be consented to by the holders of more than 50 percent of the then outstanding shares of Series C Preferred Stock. A copy of the Indenture may be inspected by the holders of any shares of Series C Preferred Stock at the offices of the Corporation during normal business hours. The Corporation will not give notice of its intention to exchange pursuant to subsection 8(c) above unless it shall file at the office or agency of the Corporation maintained for the exchange of shares of Series C Preferred Stock an opinion of counsel that the Indenture has been duly authorized, executed and delivered by the Corporation, has been duly qualified under the Trust Indenture Act of 1939 (or that such qualification is not necessary) and constitutes a valid and binding instrument enforceable against the Corporation in accordance with its terms (subject to bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors, rights and to the general principles of equity; and subject to such other qualifications as are then customarily contained in opinions of counsel experienced in such matters); and to the effect that the Debentures have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered in exchange for the shares of Series C Preferred Stock, will constitute valid and binding obligations of the Corporation entitled to the benefits of the Indenture (subject as aforesaid); and that under the laws of the State of Georgia, the Debentures will be treated as on a parity with the indebtedness of the Corporation to its general unsecured creditors, except to the extent subordinated in the Indenture; and that the exchange of Debentures for the Series C Preferred Stock will not violate the laws of the State of Georgia; and that neither the execution and delivery of the Indenture or the Debentures nor compliance with the terms, conditions or provisions of such instruments will result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument, known to such counsel, to which the Corporation or any of its subsidiaries is a party or by which it or any of them is bound, or any decree, judgment, order, rule or regulations known to counsel, of any court or governmental agency or body having jurisdiction over the Corporation and such subsidiaries or any of their property; and that issuance of the Debentures in exchange for the shares of Series C Preferred Stock is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act").

            (e) If on the Exchange Date the Corporation has taken all action required to authorize the issuance of the Debentures in exchange for the Series C Preferred Stock, then, notwithstanding that the certificates for such shares have not been surrendered for cancellation, from and after the Exchange Date, all of the shares of Series C Preferred Stock shall no longer be deemed outstanding and all rights relating to such shares shall terminate, except only the right to receive dividends accrued and unpaid to the Exchange Date and, upon surrender of certificates therefor, the right to receive the Debentures, and the person or persons entitled to receive the Debentures issuable upon the exchange shall be treated for all purposes as the registered holder or holders of such Debentures. Upon due surrender of a certificate representing shares of Series

C Preferred Stock, the holder thereof shall receive the principal amount of Debentures to which such holder is thereby entitled plus any amounts of cash which may be due hereunder.

            (f) The election of the Corporation to exchange the Series C Preferred Stock for the Debentures shall become irrevocable only on the Exchange Date.

            SECTION 9. Conversion at Option of Holder. (a) Each share of Series C Preferred Stock may be converted, at any time and at the option of the holder, into fully paid, non-assessable shares of Common Stock of the Corporation on and subject to the terms and conditions of this Section 9.

            (b) The number of shares of Common Stock issuable upon conversion of each share of the Series C Preferred Stock shall be equal to the quotient obtained by dividing (i) $50.00 by (ii) the Conversion Price (as hereinafter defined) in effect on the date of conversion (calculated as to each conversion to the nearest 1/100th of a share). The Conversion Price shall initially equal
(i) $45.00 divided by (ii) the exchange ratio applicable to the common stock, par value $.01 per share, of SkyTel, in the merger of SkyTel with and into Empire Merger Inc., a wholly owned subsidiary of the Corporation; provided, however, that such Conversion Price shall be adjusted and readjusted from time to time as provided in this Section 9 and, as so adjusted and readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this Section 9.

            (c) Except as may be provided by the Board of Directors, upon conversion of the Series C Preferred Stock, the Corporation is not obligated to make any payment or adjustment with respect to dividends accrued on the Series C Preferred Stock through the date of conversion unless the holder of the shares of Series C Preferred Stock being converted was the record holder of such shares on the record date for the payment of such dividends.

            (d) Upon surrender to the Corporation at the office of the Transfer Agent or such other place or places, if any, as the Board of Directors may determine, of certificates duly endorsed to the Corporation or in blank for shares of Series C Preferred Stock to be converted together with appropriate evidence of the payment of any transfer or similar tax, if required, and written instructions to the Corporation requesting conversion of such shares and specifying the name and address of the person, corporation, firm or other entity to whom such shares of Common Stock are to be issued, the Corporation shall issue (i) the number of full shares of Common Stock issuable upon conversion thereof as of the time of such surrender and as promptly as practicable thereafter will deliver certificates for such shares of Common Stock, and (ii) cash for any remaining fraction of a share of Common Stock in an amount equaling the Current Market Price (as hereinafter defined) on the date such shares are tendered for conversion.

Upon surrender of a certificate representing shares of Series C Preferred Stock to be converted in part, in addition to the foregoing, the Corporation shall also issue to such holder a new certificate representing any unconverted shares of Series C Preferred Stock represented by the certificate surrendered for conversion.

      (e) The Corporation shall pay all documentary, stamp, or similar issue or transfer tax due on the issue of shares of Common Stock issuable upon conversion of the Series C Preferred Stock; provided, however, that the holder of shares of Series C Preferred Stock so converted shall pay any such tax which is due because such shares are to be issued in the name other than that of such holder.

      (f) The Conversion Price in effect at any time shall be adjusted as follows:

                  (i) If the Corporation shall, at any time or from time to time, effect a subdivision of the outstanding Common Stock, the Conversion Price in effect immediately before such subdivision shall be proportionately decreased and, conversely, if the Corporation shall, at any time or from time to time, effect a combination of the outstanding Common Stock, the Conversion Price in effect immediately before such combination shall be proportionately increased. Any adjustment under this subsection shall become effective at the close of business on the record date fixed for the applicable subdivision or combination.

                  (ii) In the event the Corporation shall, at any time or from time to time, make or issue to all holders of shares of Common Stock (or fix a record date for the determination of holders of Common Stock entitled to receive) a dividend or other distribution payable in shares of Common Stock, then the Conversion Price then in effect shall be decreased as of the time of such issuance (or, in the event such a record date shall have been fixed, as of the close of business on such record date) in accordance with the following formula:

                                           O
                                         -----
                                C* = C x O + N

where:

C*  =   the adjusted Conversion Price.

C   =   the current Conversion Price.

O   =   the number of shares of Common Stock outstanding immediately prior to the applicable issuance (or the close of business on the record date).

N   =   The number of additional shares of Common Stock issued in payment of such dividend of distribution.

                  (iii) In the event the Corporation shall, at any time or from time to time, issue or sell (or be deemed pursuant to Section 9(g) hereto to have issued or sold) to all holders of shares of Common Stock any shares of Common Stock for a consideration per share that is less than the Current Market Price immediately prior to such issuance or sale (or deemed issuance or sale), then the Conversion Price then in effect shall be decreased as of the time of such issuance or sale (or deemed issuance or sale) in accordance with the following formula:

                                           NxP
                                           ---
                                C* = C x O + M
                                         -----
                                           O+N

where:

C*  =   the adjusted Conversion Price.

C   =   the current Conversion Price.

O   =   the number of shares of Common Stock outstanding on the date of the applicable issuance or sale (or deemed issuance or sale).

N   =   the number of additional shares of Common Stock issued or sold (or deemed issued or sold).

P   =   the aggregate consideration per share received and/or to be received for each additional share of Common Stock issued or sold (or deemed issued or sold).

M   =   the Current Market Price per share of Common Stock.

            (g) For purposes of determining the adjusted Conversion Price under
Section 9(f), the following principles shall be applicable:

            (i) If the Corporation in any manner grants to all holders of shares of Common Stock any rights or options (collectively, "Options") to subscribe for or to purchase Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock (collectively, "Convertible Securities") and the aggregate consideration payable with respect to the issuance of such options and with respect to the later conversion, exercise or exchange thereof for Common Stock is less than the Current Market Price in effect immediately prior to the granting of such options, then the maximum number of shares of Common Stock issuable upon the exercise of such options (and, if appropriate, upon the subsequent conversion, exercise or exchange of such Convertible Securities) shall be deemed to be outstanding and such Options shall be deemed to have been issued and sold for an aggregate consideration per share determined by dividing (A) the aggregate amount received or receivable by the Corporation as consideration for the granting of such options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such options (and, if appropriate, the minimum aggregate amount of additional consideration payable upon the conversion, exercise or exchange of such Convertible Securities), by (B) the maximum number of shares of Common Stock issuable upon the exercise of all such Options (and, if appropriate, upon the conversion, exercise or exchange of such Convertible Securities). No further adjustment of the Conversion Price shall be made when Common Stock or Convertible Securities are issued upon the exercise of such options or when Common Stock is issued upon the conversion, exercise or exchange of such Convertible Securities.

            (ii) If the Corporation in any manner issues to all holders of shares of Common Stock any rights to subscribe for or to purchase Convertible Securities and the aggregate consideration for which Common Stock is issuable upon the conversion, exercise or exchange of such Convertible Securities is less than the Current Market Price in effect immediately prior to the issuance of such Convertible Securities, then the maximum number of shares of Common Stock issuable upon tile conversion, exercise or exchange of such Convertible Securities shall be deemed to be outstanding and such Convertible Securities shall be deemed to have been issued and sold for an aggregate consideration per share determined by dividing (A) the aggregate amount received or receivable by the Corporation as consideration for the issuance of such Convertible Securities, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the conversion, exercise or exchange of all such Convertible Securities, by (B) the maximum number of shares of Common Stock issuable upon the conversion, exercise or exchange of such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is issued upon the conversion, exercise or exchange of such Convertible Securities.

            (iii) If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for common Stock change at any time, and such change is not due solely to the operation of anti-dilution provisions similar in nature to those set forth in this
      Section 9, then the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

            (iv) Upon the expiration of any Option or the termination of any right to convert, exercise or exchange any Convertible Securities without the conversion, exercise or exchange of any such Option or right, the Conversion Price then in effect hereunder will be adjusted to the Conversion Price which would have been in effect at the time of such expiration or termination had such option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

            (v) If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Corporation therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration other than cash received by the Corporation will be the fair value of such consideration, as determined in good faith by the Board of Directors.

            (vi) If Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold together with other stock or securities or other assets of the Corporation for a consideration that covers both, the consideration received by the Corporation for any Common Stock, Options or Convertible Securities shall be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Common Stock, Options or Convertible Securities, as the case may be.

            (vii) Anything herein to the contrary notwithstanding, no adjustment will be made to the Conversion Price by reason of (A) the issuance of Common Stock, Options or Convertible Securities to employees or directors of the Corporation pursuant to employee benefit plans or otherwise, or the issuance of Common Stock upon the conversion, exercise or exchange thereof, (B) the issuance of Common Stock upon the conversion, exercise or exchange of options or Convertible Securities issued and outstanding on the date these Articles of Amendment are filed with the Secretary of State of the State of Georgia, (C) the issuance of any securities pursuant to and in accordance with the Rights Agreement dated August 25, 1996 between the Corporation and The Bank of New York, as amended (or any successor agreement), or (D) the issuance of Common Stock upon the conversion of the Series C Preferred Stock.

            (h) For purposes of this Exhibit D, the term "Current Market Price" per share of Common Stock on any date shall be deemed to be the average daily Closing Prices of the Common Stock for the 30 consecutive trading days commencing 45 trading days before such date. The "Closing Price" for each trading day shall be the last reported sales price regular way or, in case no sale takes place on such day, the average of the closing hid and asked prices regular way on such day, in either case as reported on the principal national securities exchange (which for this purpose shall include The Nasdaq National Market system ("NASDAQ/NMS")) on which the Common Stock is listed or admitted for trading, or if not listed or admitted to trading on any national securities exchange, the average of the high bid and low asked prices on such day as reported by the National Association of Securities Dealers, Inc. through the National Association of Securities Dealers Automated Quotation system ("NASDAQ"), or if the National Association of Securities Dealers, Inc. through NASDAQ shall not have reported any bid and asked prices for the Common Stock on such day, the average of the hid and asked prices for such day as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation for such purpose, or if no such bid and asked prices can be obtained from any such firm, the fair market value of one share of the Common Stock on such day as determined in good faith by the Board of Directors.

            (i) No adjustment in the Conversion Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price; provided, however, that any adjustments that are not made shall he carried forward and taken into account in any subsequent adjustment. All calculations under this Section 9 shall be made either to the nearest cent or to the nearest 1/100th of a share.

            (j) No adjustment need be made for a change in the par value of the Common Stock.

            (k) Whenever the Conversion Price is adjusted, the Corporation shall promptly mail to holders of Series C Preferred Stock a notice of adjustment briefly stating the facts requiring the adjustment and the manner of computing it.

            (l) In case of any consolidation or merger of the Corporation with any other entity (other than a wholly-owned subsidiary of the Corporation), or in the case of any sale or transfer of all or substantially all of the assets of the Corporation, or in the case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Corporation shall make appropriate provision or cause appropriate provision to be made so that holders of each share of Series C Preferred Stock then outstanding shall have the right thereafter to convert such share of Series C Preferred Stock into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock into which such share of Series C Preferred Stock might have been converted immediately prior to the effective date of such consolidation, merger, sale, transfer or share exchange. If in connection with any such consolidation, merger, sale, transfer or share exchange, each holder of shares of Common Stock is entitled to elect to receive either securities, cash or other assets upon completion of such transaction, the Corporation shall provide or cause to be provided to each holder of Series C Preferred Stock the right to elect to receive the securities, cash or other assets into which the Series C Preferred Stock held by such holder shall be convertible after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made and the effect of failing to exercise the election). The Corporation shall not effect any such transaction unless the provisions of this paragraph have been fulfilled. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

            (m) The Corporation shall reserve and at all times keep available, free from preemptive rights, out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series C Preferred Stock, such number of its shares of duly authorized Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series C Preferred Stock.

            SECTION 10. Redemption Upon Fundamental Change. (a) If a Fundamental Change (as defined in paragraph (c) of this Section 10) occurs, each holder of Series C Preferred Stock shall have the right, at the holder's option, to require the Corporation to repurchase all of such holder's Series C Preferred Stock, or any portion thereof that has an aggregate liquidation value that is a multiple of $50.00, on the date (the "Repurchase Date") selected by the Corporation that is not less than ten nor more than 20 days after the Final Surrender Date (as defined in paragraph (b) of this Section 10), at a price per share equal to $50.00, plus an amount equal to accrued and unpaid dividends to the Repurchase Date. The Corporation may, at its option, pay all or any portion of the repurchase price upon a Fundamental Change in shares of Common Stock of the Corporation or any successor corporation. For purposes of calculating the number of shares of common stock issuable upon such redemption, the value of any such common stock shall be equal to the average of the Closing Prices of such common stock for the five Trading Dates ending on the third Trading Date immediately preceding the Repurchase Date. Payment may not be made in shares of common stock unless such shares (i) have been, or will be, registered on or prior to the Final Surrender Date (as defined in paragraph (b) of this Section 10) under the Securities Act or are freely tradable pursuant to an exemption thereunder and
(ii) are listed on a United States national securities exchange or quoted through the NASDAQ/NMS at the time of payment.

            (b) Within 30 days after the occurrence of a Fundamental Change, the Corporation must mail to all holders of record of the Series C Preferred Stock a notice containing the information set out in paragraph (b) of Section 7, except that, for purposes of this Section 10 only, instead of stating that such redemption is at the option of the Corporation, the notice shall describe the occurrence of such Fundamental Change and of the repurchase right arising as a result thereof. The Corporation must cause a copy of such notice to be published in a daily newspaper of national circulation (which shall be The Wall Street Journal, if then in circulation). At least two Business Days prior to the Repurchase Date, the Corporation must publish a similar notice stating whether and to what extent the repurchase price will be paid in cash or shares of common stock. To exercise the repurchase right, a holder of Series C Preferred Stock must surrender, on or before the date that is, subject to any contrary requirements of applicable law, 60 days after the date of mailing of the applicable notice (the "Final Surrender Date"), the certificates representing the Series C Preferred Stock with respect to which the right is being exercised, duly endorsed for transfer to the Corporation, together with a written notice of election.

            (c) The term "Fundamental Change" shall mean either of the following:

                  (i) a "Person" or "Group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becoming, in one transaction or a series of related transactions, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Voting Shares (as defined in this paragraph (c)) of the Corporation entitled to exercise more than 50% of the total voting power of all outstanding Voting Shares of the Corporation (including any Voting Shares that are not then outstanding of which such person or Group is deemed the beneficial owner); or

                  (ii) any consolidation of the Corporation with, or merger of the Corporation into, any other entity, any merger of another entity into the Corporation, or any sale, lease or transfer of all or substantially all of the assets of the Corporation to another entity (other than a merger (a) that results in the holders of Common Stock of the Corporation immediately prior to giving effect to such transaction owning shares of capital stock of the surviving corporation in such transaction representing in excess of 40% of the total voting power of all shares of capital stock of such surviving corporation entitled to vote generally in the election of directors and (b) in which the shares of the surviving corporation held by such holders are, or immediately upon issuance will be, listed on a national securities exchange or quoted through the NASDAQ/NMS and are not subject to any right of repurchase by the issuer thereof or any third party and are not otherwise subject to any encumbrance as a result of such transaction, provided, that the surviving corporation (x) amends its charter or certificate of incorporation to include the Series C Preferred Stock and its terms as set forth herein or (y) if the Series C Preferred Stock has been exchanged for the Debentures, assumes or guarantees the Corporation's obligations under the Debentures);

provided, however, that a Fundamental Change shall not occur if either (i) for any five Trading Dates during the ten Trading Days immediately preceding either the public announcement by the Corporation of such transaction or the consummation of such transaction, the Closing Price of the Common Stock is at least equal to 105% of the conversion price in effect on such trading days or
(ii) at least 90% of the consideration (excluding cash payments for fractional shares) in such transaction or transactions to the holders of Common Stock consists of shares of common stock that are, or immediately upon issuance will be, listed on a national securities exchange or quoted through the NASDAQ/NMS, and as a result of such transaction or transactions, the Series C Preferred Stock becomes convertible into such common stock.

            (d) An election by a holder of Series C Preferred Stock to have the Corporation redeem shares of Series C Preferred Stock pursuant to subsection 10(a) shall become irrevocable at the close of business on the Repurchase Date.

            (e) The Corporation agrees that it will not complete any Fundamental Change described in subsection 10(c) unless proper provision has been made to satisfy its obligations under this Section 10.

For purposes of this Section 10, "Voting Shares" is defined to mean all outstanding shares of any class or classes (however designated) of capital stock entitled to vote generally in the election of members of the Board of Directors.

            SECTION 11. Limitation and Rights Upon Insolvency. Notwithstanding any other provision of this Exhibit D, the Corporation shall not be required to pay any dividend on, or to pay any amount in respect of any redemption of, the Series C Preferred stock at a time when immediately after making such payment the Corporation is or would be rendered insolvent (as defined by applicable law), provided that the obligation of the Corporation to make any such payment shall not be extinguished in the event the foregoing limitation applies.

            SECTION 12. Shares to be Retired. Any share of Series C Preferred Stock converted, redeemed or otherwise acquired by the Corporation shall be retired and canceled and shall upon cancellation be restored to the status of authorized but unissued shares of preferred stock, subject to reissuance by the Board of Directors as Series C Preferred Stock or as shares of preferred stock of one or more other series.

            SECTION 13. Record Holders. The Corporation and the Transfer Agent may deem and treat the record holder of any shares of Series C Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

            SECTION 14. Notice. Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon, the earlier of receipt of such notice or three Business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of these Articles of Incorporation) with postage prepaid, addressed: if to the Corporation, to its offices at 500 Clinton Center Drive, Clinton, Mississippi 39056, Attention:
Corporate Secretary, or to an agent of the Corporation designated as permitted by this Articles of Incorporation or, if to any holder of the Series C Preferred Stock, to such holder at the address of such holder of the Series C Preferred Stock as listed in the stock record books of the Corporation (which may include the records of the Transfer Agent); or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.